                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 2)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                                STB Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

March 14, 1997

Dear Fellow Shareholder:


    Enclosed you will find proxy materials for our Annual Meeting of Shareholders to be held on April 17, 1997, at which you will be asked to consider several proposals, including a proposal to reincorporate the Company under the laws of Delaware.



    Your Board has unanimously recommended approval of the reincorporation of STB. This change would permit the Company to take advantage of the greater flexibility and certainty offered by Delaware law. Your Board believes that by reincorporating in Delaware, the Company will be better positioned to take advantage of business opportunities as they arise and to provide for changing business needs.



    If the reincorporation proposal is approved, stock certificates representing outstanding stock of the Company will automatically be converted into the same number of shares of stock of the Delaware corporation and the Common Stock will continue to be traded on the Nasdaq Stock Market. We urge you to read the enclosed proxy statement for a detailed description of the proposals to be considered at the meeting.



    Your Board has also unanimously recommended approval of a proposal to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000. This change would provide the Company with greater flexibility in the pursuit of corporate activities in the future.



    YOUR VOTE IS EXTREMELY IMPORTANT BECAUSE BOTH THE REINCORPORATION AND THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY REQUIRE THE APPROVAL OF TWO-THIRDS OF THE OUTSTANDING SHARES. IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THESE PROPOSALS. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A PROXY CARD TO BE VOTED FOR THE REINCORPORATION AND THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.


    Thank you for your support and cooperation.

                                                       Yours truly,


                                                   /s/ William E. Ogle

                                                     WILLIAM E. OGLE
                                               CHIEF EXECUTIVE OFFICER AND
                                            CHAIRMAN OF THE BOARD OF DIRECTORS

                                   [LOGO]

                           1651 NORTH GLENVILLE DRIVE
                            RICHARDSON, TEXAS 75081
                                 (972) 234-8750

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 1997

                            ------------------------

To the Shareholders of
 STB SYSTEMS, INC.


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STB Systems, Inc. (the "Company"), a Texas corporation, will be held in the Michelangelo Room, Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas, on Thursday, April 17, 1997, at 3:00 p.m., Dallas, Texas time, for the following purposes:


        1. To elect seven directors to serve until the next succeeding annual meeting and until their respective successors are elected and qualified;

        2.  To approve amendments to the Company's 1995 Long Term Incentive
    Plan;

        3. To approve amendments to the Company's Stock Option Plan for Non-Employee Directors;


        4. To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000;



        5. To change the state of incorporation of the Company from Texas to Delaware (the "Reincorporation");



        6. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1997; and



        7. To transact such other business as properly may come before the meeting or any adjournment thereof.



    The Reincorporation of the Company from Texas to Delaware would be effected by merging the Company into a newly organized, wholly-owned Delaware subsidiary that would be the surviving corporation ("STB-Delaware"). The Plan and Agreement of Merger relating to the Reincorporation provides for the conversion of each outstanding share of the Common Stock of the Company into one share of the Common Stock of STB-Delaware, the conversion of all options and rights to acquire shares of Common Stock of the Company under its various benefit plans into a like number of options and rights to acquire shares of Common Stock of STB-Delaware, the substitution of the charter and bylaws of STB-Delaware for those of the Company (with certain differences conforming the charter and bylaws to Delaware law) and for STB-Delaware to have the same number of shares of authorized capital stock as the Company shall have on the effective date of the Reincorporation. The Reincorporation will not result in any material change in the name, business, assets or financial position of the Company or in the persons who constitute the Board of Directors or management. Approval of the Reincorporation proposal will constitute approval of all such matters.

    The executive officers and directors of the Company, which on March 7, 1997 owned 17.6% of the outstanding shares of Common Stock of the Company, have agreed to vote the shares held by them in favor of each of the foregoing proposals. The approval of the proposals to increase the number of authorized shares of Common Stock of the Company and to change the state of incorporation of the Company from Texas to Delaware will require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the Company's Common Stock.


    The close of business on March 7, 1997 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

    A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended October 31, 1996, accompany this notice.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                            By Order of the Board of Directors

                                                      BRYAN F. KEYES
                                                        SECRETARY

March 14, 1997

                                   [LOGO]

                           1651 NORTH GLENVILLE DRIVE
                            RICHARDSON, TEXAS 75081
                                 (972) 234-8750
                            ------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 1997

                            SOLICITATION OF PROXIES


    This Proxy Statement is furnished to shareholders of STB Systems, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held in the Michelangelo Room, Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas, on Thursday, April 17, 1997, at 3:00 p.m., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.


    This Proxy Statement and form of Proxy are being mailed to shareholders on or about March 14, 1997. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

        (1) FOR the election of the seven nominees listed under "Election of Directors" as nominees of the Company for election as directors;

        (2) FOR the amendment of the Company's 1995 Long Term Incentive Plan;

        (3) FOR the amendment of the Company's Stock Option Plan for Non-Employee Directors;


        (4) FOR the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000;



        (5) FOR the change of the state of incorporation of the Company from Texas to Delaware by merging the Company into a newly organized wholly-owned Delaware subsidiary corporation; and



        (6) FOR the ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1997.


    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.


    The cost of solicitation of proxies will be borne by the Company. The Company has engaged ChaseMellon Shareholder Services, L.L.C. to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay ChaseMellon Shareholder Services LLC a fee of $5,500 and the amount of its expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS


    The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 7, 1997. As of March 7, 1997, the Company had issued and outstanding and entitled to vote at the Annual Meeting 4,533,447 shares of Common Stock, par value $.01 per share ("Common Stock"). (For a description of the voting rights of the Common Stock, see "Quorum and Voting" herein.)



    The following table sets forth information as of March 7, 1997, regarding the beneficial ownership of the Company's Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors and nominees, and by all of its directors and executive officers as a group.



                                                                           SHARES OF COMMON STOCK
                                                                                BENEFICIALLY
                                                                          OWNED AND PERCENTAGE OF
                                                                                OUTSTANDING
                                                                           SHARES AS OF MARCH 7,
                                                                                    1997
                                                                          ------------------------
NAME                                                                       NUMBER(1)     PERCENT
------------------------------------------------------------------------  -----------  -----------
William E. Ogle (2)(3)(4)(5)............................................     747,269         16.4%
William D. Balthaser, Jr. (4)(5)........................................     313,333          6.9%
Mark S. Sims (4)(5).....................................................     360,001          7.9%
FMR Corp. (6)...........................................................     355,500          7.8%
Mitchell Hutchins Asset Management, Inc. (7)............................     254,800          5.6%
Randall D. Eisenbach (2)(3).............................................      18,640        *
James L. Hopkins (2)....................................................      13,400        *
J. Shane Long (2).......................................................      12,400        *
Bryan F. Keyes (2)......................................................       4,300        *
James J. Byrne (2)......................................................       5,000        *
Lawrence E. Wesneski (2)(8).............................................      11,000        *
Dennis G. Sabo..........................................................      --           --
                                                                          -----------         ---
Directors and executive officers as a group (7 persons)(2)..............     812,009         17.6%


------------------------

*   Less than 1%

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.


(2) Includes options to purchase 21,600, 16,800, 12,400, 12,400, 3,800, 4,000,
    6000 and 77,000 shares of Common Stock granted to Messrs. Ogle, Eisenbach, Hopkins, Long, Keyes, Byrne, Wesneski and all directors and executive officers as a group, respectively, that are exercisable within 60 days of March 7, 1997. Does not include options to purchase 72,400, 65,200, 58,600, 58,600, 12,200, 6,000, 9,000 and 282,000 shares of Common Stock granted to
    Messrs. Ogle, Eisenbach, Hopkins, Long, Keyes, Byrne,

    Wesneski and all directors and executive officers as a group, respectively, that are not exercisable within 60 days of March 7, 1997.



(3) Includes for William E. Ogle 1,500 shares owned by a trust benefiting his children, 5,500 shares held by him pursuant to an Individual Retirement Account and 2,335 shares held by him pursuant to the Company's 401(k) Savings Plan. Includes for Randall D. Eisenbach 840 shares held by him pursuant to the Company's 401(k) Savings Plan.


(4) Messrs. Ogle, Balthaser and Sims are parties to a Right of First Refusal Agreement pursuant to which either the Company or Mr. Ogle have the right to purchase the shares of Messrs. Ogle, Balthaser or Sims under certain circumstances. See "Certain Transactions--Right of First Refusal."

(5) The address of each of Messrs. Ogle, Balthaser and Sims is 1651 North Glenville, Richardson, Texas 75081.


(6) The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109-3614. FMR Corp. has sole voting power with respect to 25,000 shares and sole disposition power with respect to all 355,500 shares. Information with respect to the beneficial ownership of FMR Corp. was obtained from that shareholder's Schedule 13G filed February 13, 1997.



(7) The address of Mitchell Hutchins Asset Management, Inc. ("MHAM") is 1285 Avenue of the Americas, New York, NY 10019. MHAM disclaims direct beneficial ownership of all Common Stock held by it. Information with respect to the beneficial ownership of MHAM was obtained from that shareholder's Schedule 13G dated February 13, 1996.



(8) Includes 5,000 shares held by Twin Lakes Partners, L.P. ("Twin Lakes"). Mr. Wesneski is the sole general partner of Twin Lakes.


                               QUORUM AND VOTING


    The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a plurality of the voting power represented at the meeting and entitled to vote is required for the election of directors. Approval of the amendment of the 1995 Long Term Incentive Plan and the Stock Option Plan for Non-Employee Directors will be decided by the holders of a majority of the voting power represented at the meeting and entitled to vote. Approval of the Company's reincorporation in Delaware and the increase in the number of authorized shares of Common Stock will be decided by the holders of two-thirds of the voting power of the outstanding shares of Common Stock of the Company entitled to vote. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions, votes "withheld" and broker non-votes are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate, and have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval of a specified percentage of the outstanding shares represented at the meeting, abstentions will have the effect of negative votes but broker non-votes will have no effect.


                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

    Seven directors will be elected at the Annual Meeting for terms expiring at the next Annual Meeting. The directors will continue to serve until their respective successors are duly elected and qualified. Each of the Board of Directors' nominees currently serves as a director of the Company except Dennis
G. Sabo who has been nominated to fill a vacancy created by a recent increase in the number of directors serving on the Board.

    Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the seven nominees for the Board of Directors named below. The proxies cannot be voted for more than seven nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the share covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

NOMINEES FOR DIRECTORS

    WILLIAM E. OGLE, age 50, is a co-founder of the Company and has served as Chief Executive Officer since 1981 and Chairman of the Board since 1985. Prior to founding the Company, Mr. Ogle co-founded Sundance Sales, Inc., a manufacturer's sales representative organization selling a broad variety of electronic components, and served as President of that company from 1978 to 1983.

    RANDALL D. EISENBACH, age 46, has served as a director since December 1994, as Executive Vice President and Chief Operating Officer of the Company since December 1993 and as Assistant Secretary since December 1994. From August 1990 to December 1993, Mr. Eisenbach served as Director of Operations of the Company. From November 1985 to December 1993, Mr. Eisenbach served as Director of Manufacturing for the Company.

    JAMES L. HOPKINS, age 51, has served as a director and as Chief Financial Officer and Vice President of Strategic Marketing of the Company since December 1994. Mr. Hopkins' present responsibilities include directing European sales and marketing, managing specialized technology products, and planning financial strategy. From 1987 through December 1994, Mr. Hopkins was active as general partner of H&H Management Systems, a consulting firm owned by Mr. Hopkins and his wife. H&H Management Systems, through Mr. Hopkins, provided a broad spectrum of consulting services to the Company from March 1990 through December 1994. Mr. Hopkins' responsibilities to the Company pursuant to STB's arrangement with H&H Management Systems were substantially identical to Mr. Hopkins' current responsibilities as an officer of the Company. Mr. Hopkins also served as an advisory director for the Company from 1992 until his election as a director in December 1994.


    J. SHANE LONG, age 29, has served as Vice President of Sales and Marketing of the Company since November 1994. Mr. Long served as National Sales Manager of the Company from November 1992 to October 1994 and as Western Area Sales Manager from July 1992 to October 1992. From January 1991 to July 1992, Mr. Long served as a field sales employee for Quad State Sales, a manufacturer's representative company specializing in the sale of high-technology products. Mr. Long was elected a director of the Company following the completion of the Company's initial public offering in February 1995.


    JAMES J. BYRNE, age 60, has been a director of the Company since February 1995. Mr. Byrne has served as Managing Partner of Byrne Technology Partners, Ltd. since January 1996. The firm provides professional services for strategic alliances and mergers within the computer industry and offers technology consulting services for corporate re-engineering. From April 1990 to its sale in March 1995, Mr. Byrne served as President of Harris Adacom Corporation, a company formed from the merger of the data communications division of Harris Corp. and Adacom Inc., which was engaged in network systems and services. From December 1986 to April 1990, Mr. Byrne was the Vice President and General Manager of the data communications division of Harris Corp. Mr. Byrne serves on the board of directors of Lennox International, Inc., a manufacturer of heating, ventilation and air conditioning systems and is also a member of the national board of directors of the American Electronics Association (AEA). He is also a member of the Advisory Council of the University of Texas School of Engineering and Computer Science.

    LAWRENCE E. WESNESKI, age 49, has been a director of the Company since February, 1995. He has served as President and Chief Executive Officer of Hoak Breedlove Wesneski & Co. ("HBW") (the successor to BW Securities, Inc. ("BWS"), an investment banking firm, since August 1996. Prior to that time, Mr. Wesneski was President of BWS, which provided certain financial advisory services to the Company.

See "Compensation and Other Committee Interlocks and Insider Participation." From January 1987 to August 1996, Mr. Wesneski was President and Managing Director of Breedlove Wesneski & Co., a private merchant banking firm. From 1987 to 1995, Mr. Wesneski served as an advisory director for the Company. Mr. Wesneski serves on the board of directors of TPG Holdings, Inc., a defense products manufacturing company, and TelServe Communication, Inc., an independent operator of private pay telephones.


    DENNIS G. SABO, age 48, has served as the President and Chief Executive Officer of Arithmos, Inc., a privately held company engaged in the development of integrated circuits and technology for LCD flat panel displays, since March, 1996. From 1990 through February, 1996, Mr. Sabo served as the Senior Vice President of graphics accelerator products for S3, Incorporated, where he was involved in the early development and introduction of "Windows Accelerators." Prior to being employed by S3, Incorporated, Mr. Sabo held management positions in the field of integrated circuit design technology for approximately 20 years.


MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

    The Board of Directors held a total of six meetings in fiscal 1996. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Option Committee, the members of each of which are Lawrence E. Wesneski and James J. Byrne, the Company's non-employee directors. The Board of Directors does not have a nominating committee.

    AUDIT COMMITTEE. The Audit Committee recommends annually to the Board of Directors an accounting firm to serve as the Company's independent public accountants, consults with the Company's independent auditors and with personnel from the internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices and reviews and approves transactions with parties affiliated with the Company. The Audit Committee met two times during fiscal 1996.

    COMPENSATION COMMITTEE. The Compensation Committee approves annual salary, bonus and sales commission levels for executive officers, oversees administration of the Company's employment agreements, and administers the Company's Profit Sharing Incentive Plan. The Compensation Committee met three times during fiscal 1996.

    STOCK OPTION COMMITTEE. The Stock Option Committee administers the Company's 1995 Long Term Incentive Plan and 1995 Employee Stock Option Purchase Plan. The Stock Option Committee met ten times in fiscal 1996.

                                  PROPOSAL TWO

                       AMENDMENT OF THE STB SYSTEMS, INC.

                         1995 LONG TERM INCENTIVE PLAN

    In 1995, the Company adopted the 1995 Long Term Incentive Plan (the "Incentive Plan") under which incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units may be granted to key executives and managerial employees of the Company and its subsidiaries.

    On December 11, 1996, the Board of Directors unanimously adopted and recommended for shareholder approval amendments to the Incentive Plan that increase the number of shares of Common Stock reserved for issuance under the Incentive Plan and increase the Board of Directors' discretion in the administration of the Incentive Plan in certain respects. These amendments are described below. Each of the Company's current executive officers and employee directors has been and is expected to continue to be a participant under the Incentive Plan and therefore may be affected by the proposed amendments.

INCREASE OF AUTHORIZED SHARES UNDER THE PLAN


    The Board of Directors proposes to amend the Incentive Plan to increase the maximum aggregate number of shares of Common Stock with respect to which options, restricted shares and rights granted without accompanying options may be granted under the Incentive Plan from 850,000 to 1,000,000. At March 7, 1997, 798,000 shares of Common Stock had been allocated for options previously issued under the Incentive Plan, leaving 52,000 shares of Common Stock available for future grant. The Board of Directors believes that the use of long term incentives based on the value of the Company's Common Stock is helpful in attracting and retaining qualified key executives and other key employees and motivating such personnel to achieve long-range goals through providing compensation opportunities that are competitive with those offered by other corporations similar to the Company. The recommended increase in the number of shares reserved for issuance under the Incentive Plan has been proposed in order to enable the Company to continue to provide stock-based incentives to executive and managerial personnel of the Company for the foreseeable future.


INCREASED DISCRETION IN THE ADMINISTRATION OF THE PLAN


    The Board of Directors proposes to amend the Incentive Plan to grant the Board increased discretion in the administration of the Incentive Plan in certain respects. The Incentive Plan currently provides that the exercisability of awards granted under the Plan vest and expire on a schedule established by the Board at the time of grant and does not provide the ability to subsequently alter this schedule. The Incentive Plan also currently provides that options awarded under the Plan may not be exercised for a period of six months after the date of award and that options and rights granted under the plan are non-transferable. The amendments proposed by the Board of Directors would permit the Board of Directors or a committee thereof, in its discretion, to (i) accelerate the vesting schedule of, or extend the period of exercisability of, outstanding awards; (ii) award options that are immediately exercisable; and
(iii) award non-qualified options and rights with limited transferability features. These amendments are designed to provide flexibility in administration of the Incentive Plan consistent with recent changes to Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. The Board of Directors believes that the flexibility added by these amendments will enhance the effectiveness of the Incentive Plan in enabling the Company to attract and retain qualified key executives and other key employees, motivate such personnel to achieve long-range goals and provide competitive compensation opportunities to such personnel.


    The following description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, as amended by the proposed amendments, a copy of which is attached as Appendix A hereto.

DESCRIPTION OF THE INCENTIVE PLAN

    SCOPE. The Incentive Plan authorizes the granting of incentive stock options and nonqualified stock options to purchase Common Stock, stock appreciation rights, restricted stock and performance units, to key executives and other key employees of the Company, including officers of the Company and its subsidiaries. The purpose of the Incentive Plan is to attract and retain key employees, to motivate key employees to achieve long-range goals and to further identify the interests of key employees with those of the other shareholders of the Company.

    The Incentive Plan authorizes the award of 850,000 shares of Common Stock to be used for stock options, stock appreciation rights or restricted stock. The proposed amendments would increase the number of shares of Common Stock available for award under the Incentive Plan to 1,000,000. If an award made under the Incentive Plan expires, terminates or is forfeited, cancelled or settled in cash, without issuance of shares of Common Stock covered by the award, those shares will be available for future awards under the Incentive Plan. The Incentive Plan will terminate on December 31, 2004.

    ADMINISTRATION. The Incentive Plan may be administered by the Board of Directors or, if directed by the Board of Directors, the Stock Option Committee or any successor thereto of the Board of Directors of the Company (the Board of Directors or, if applicable, the Stock Option Committee is referred to herein as the "Stock Option Committee"). Subject to the provisions of the Incentive Plan, the Stock Option Committee will have authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the value of performance units, and to cancel or suspend awards. In making such award determinations, the Stock Option Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's growth and success and such other factors as the Stock Option Committee deems relevant. The Stock Option Committee is authorized to interpret the Incentive Plan, to establish, amend, and rescind any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements made pursuant to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan. The proposed amendments would grant the Stock Option Committee additional authority to accelerate or extend the period of exercisability of awards after they have been granted.

    ELIGIBILITY. Executives and other key full-time employees of the Company and its subsidiaries may be selected by the Stock Option Committee to receive awards under the Incentive Plan. The Company estimates that approximately 10 executives and approximately 90 other employees are currently eligible to receive awards under the Incentive Plan. The Incentive Plan provides that no more than 250,000 shares of Common Stock may be subject to awards granted per year to any one employee participating in the Incentive Plan. In the discretion of the Stock Option Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

    STOCK OPTIONS. The Incentive Plan authorizes the award of both incentive stock options ("ISOs") and nonqualified stock options. Under the current provisions of the Incentive Plan, an option may be exercised at any time during the exercise period established by the Stock Option Committee, except that: (i) no option may be exercised prior to the expiration of six months from the date of grant; (ii) no option may be exercised more than 90 days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service; and (iii) no option may be exercised more than 12 months after employment with the Company and its subsidiaries terminates by reason of death or disability. The proposed amendments to the Incentive Plan would allow options to be awarded that are exercisable prior to the expiration of six months from the date of grant. The aggregate fair market value (determined at the time of the award) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each option is determined by the Stock Option Committee, but in no event may such term exceed ten years from the date of grant. The proposed amendments would permit the Stock Option Committee to extend the term of outstanding options provided that the term may not exceed ten years from the date of grant. The exercise price of options is determined by the Stock Option Committee, but the exercise price of ISOs cannot be less than the fair market value of the Common Stock on the date of the grant. The exercise price of options may be paid in cash or, with the Stock Option Committee's approval, in shares of Common Stock. Grants of options do not entitle any optionee to any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

    Under the current provisions of the Incentive Plan, options, stock appreciation rights, restricted shares and performance units are not assignable or transferable by the holder. The proposed amendment would permit a holder of non-qualified stock options and rights to make gifts or other non-compensated transfers of options and rights among a limited class of permitted transferees, consisting of family members or trusts or partnerships for family members.

    STOCK APPRECIATION RIGHTS. The Incentive Plan authorizes the grant of both primary stock appreciation rights ("SARs") and additional SARs. Primary SARs may be granted either separately or in tandem with options. Primary SARs entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the option price (or deemed option price in the event of an SAR that is not granted in tandem with an option), multiplied by the number of shares of Common Stock subject to the option or deemed option as to which the SAR is being exercised (subject to the terms and conditions of the option or deemed option). An SAR may be exercised at any time when the option to which it relates may be exercised and will terminate no later than the date on which the right to exercise the tandem option (or deemed option) terminates (or is deemed to terminate). The participating employee has the discretion to determine whether the exercise of an SAR will be settled in cash, in Common Stock (valued at its fair market value at the time of exercise) or in a combination of the two, subject to the approval of the Stock Option Committee in certain circumstances. The exercise of an SAR requires the surrender of the tandem option, if any, and the exercise of a stock option requires the surrender of the tandem SAR, if any.

    Additional SARs may be granted only in tandem with stock options and entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise of the related option and the option price, multiplied by the number of shares of Common Stock subject to the option as to which the SAR is being exercised (subject to the terms and conditions of the option), multiplied by a percentage factor ranging from 10% to 100% (as determined either by the Stock Option Committee at the date of grant or by the formula established by the Stock Option Committee at the date of grant).

    If an SAR, or the corresponding option with which the SAR was awarded, is not exercised prior the date that it ceases to be exercisable, then such SAR generally shall be deemed exercised as of such date and shall be paid to the employee in cash. No SAR may be exercised more than 90 days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service. No SAR may be exercised more than 12 months after the holder's employment with the Company and its subsidiaries terminates by reason of death or disability.

    RESTRICTED STOCK. Restricted stock awards are grants of Common Stock made to employees subject to a required period of employment following the award (the "Restricted Period") and any other conditions established by the Stock Option Committee. An employee will become the holder of shares of restricted stock free of all restrictions if he or she completes the Restricted Period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the Incentive Plan, the Restricted Period may not be more than ten years. The employee will have the right to vote the shares of restricted stock and, unless the Stock Option Committee determines otherwise, will have the right to receive dividends on the shares during the Restricted Period. The employee may not sell, pledge or otherwise encumber or dispose of restricted stock until the conditions imposed by the Stock Option Committee have been satisfied. The Stock Option Committee may accelerate the termination of the Restricted Period or waive any other conditions with respect to any restricted stock.

    PERFORMANCE UNITS. Performance units are awards that entitle the holders to receive a specified value for the units at the end of a performance period established by the Stock Option Committee if performance measures established by the Stock Option Committee at the beginning of the performance period are met. Although the performance measures and performance period will be determined by the Stock Option Committee at the time of the award of performance units, they may be subject to such later revision as the Stock Option Committee deems appropriate to reflect significant events or changes. If the employment of a holder of a performance unit with the Company or a subsidiary terminates by reason of death, disability or retirement, then the Company will pay the employee or his or her beneficiary or estate the amount of the performance unit earned as of the date of termination. If the employment of a holder of a performance unit with the Company or a subsidiary terminates for any other reason, then the performance units held by such holder will automatically be forfeited.

    ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the Incentive Plan, and the terms and the number of shares of any outstanding option, SAR, performance unit or restricted stock, may be equitably adjusted by the Stock Option Committee in its sole discretion.

    BUSINESS COMBINATIONS. Unless provision is otherwise made in the terms of the award granted by the Stock Option Committee, or by the terms of the agreement with respect to the business combination, in the event of a change in control of the Company (as defined), all outstanding stock options, stock appreciation rights, restricted stock and performance units shall terminate, provided that the holders of any options or SARs may exercise such awards to the extent then vested immediately prior to any such event and the holders of any performance units shall be entitled to the then vested values of such units as of such date.

    TERMINATION AND AMENDMENT. The Incentive Plan may be suspended, terminated or amended by the Board of Directors, provided that, in the absence of shareholder approval, no amendment of the Incentive Plan or action of the Board of Directors may materially increase the total number of shares of Common Stock with respect to which awards may be made under the Incentive Plan (except as discussed in "Adjustments" above), change the exercise price of a stock option or the base price of an SAR, materially modify the requirements as to eligibility for participation in the Incentive Plan or materially increase the benefits accruing to participants under the Incentive Plan. No amendment, suspension or termination of the Incentive Plan may alter or impair any option, SAR, share of restricted stock or performance unit previously awarded under the Incentive Plan without the consent of the holder thereof.

    OPTION GRANTS. The terms of the Incentive Plan stock option grants to Mr. Ogle and the other four executive officers named in the Summary Compensation Table during fiscal 1996 are described below in the Option Grants in Last Fiscal Year table. As a group, all executive officers of the Company (five persons) received grants of 168,000 stock options in fiscal 1996 under the Incentive Plan with an average per share exercise price of $21.79, and all current employees of the Company as a group (60 persons) received grants of 409,500 stock options in fiscal 1996 under the Incentive Plan with an average exercise price of $18.98. These stock options have expiration dates ranging from November 1, 2005 to October 29, 2006.

    FEDERAL INCOME TAX CONSEQUENCES. The following summary of the federal income tax consequences of the Incentive Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

    INCENTIVE STOCK OPTIONS. An optionee does not recognize income on the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

    If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

    The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income (the "Stock Option Preference").

    NONQUALIFIED STOCK OPTIONS. Nonqualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Internal Revenue Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a nonqualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

    As a result of the optionee's exercise of a nonqualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

    The excess of the fair market value of the stock on the date of exercise of a nonqualified stock option over the exercise price is not an item of tax preference.

    APPRECIATION RIGHTS. Recipients of SARs do not recognize income upon the grant of such an award. When a participant elects to receive payment under an SAR, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

    RESTRICTED STOCK; PERFORMANCE UNITS. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alteratively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

    TAXATION OF PREFERENCE ITEMS. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of (1) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (2) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

    CHANGE OF CONTROL. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of Stock Options upon a Change of Control, all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares of Common Stock entitled to vote on this proposal and represented in person or by proxy is required for approval.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

                                 PROPOSAL THREE

                       AMENDMENT OF THE STB SYSTEMS, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    In 1995, the Company adopted the Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan") under which non-qualified stock options are automatically awarded to each non-employee director annually. On January 28, 1997 the Board of Directors of the Company unanimously adopted and recommended for shareholder approval the amendments to the Non-Employee Director Plan described below. Each of the current non-employee directors has been and is expected to continue to be a participant under the Non-Employee Director Plan and therefore may be affected by the proposed amendments.


    The Non-Employee Director Plan currently provides for the automatic award of options pursuant to a specified formula and that options awarded under the Plan are not transferable. The Non-Employee Director Plan also currently provides that in the event of a merger or other business combination of the Company, outstanding options under the Non-Employee Director Plan would be accelerated and must be exercised immediately prior to the consummation of the transaction or be forfeited. The proposed amendments would authorize the Board of Directors to use discretion in determining whether to award options to non-employee directors, determining the timing of option awards and determining the number of shares subject to, the exercise price of, and the vesting schedule of, options awarded. The proposed amendments also would permit limited transferability of options by holders thereof and permit the Company, in the event of a merger or other business combination, to provide for the substitution of securities of another corporation for the securities of the Company underlying outstanding options granted under the Non-Employee Director Plan.



    The Board of Directors believes that these amendments provide needed flexibility in the administration of the Non-Employee Director Plan, and allow the Company to enhance the long-term incentives provided to non-employee directors based on the value of the Company's Common Stock thereby better enabling the Company to attract and retain qualified candidates to serve as members of the Company's Board of Directors.


    The following description of the Non-Employee Director Plan is qualified in its entirety by reference to the full text of the Non-Employee Director Plan, as amended by the proposed amendments, a copy of which, is attached as Appendix B hereto.

DESCRIPTION OF THE NON-EMPLOYEE DIRECTOR PLAN

    The purpose of the Non-Employee Director Plan is to provide present and prospective non-employee directors of the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options and thereby secure for the Company's shareholders the benefits associated with stock ownership by those who will oversee the Company's future growth and success.

    ELIGIBILITY. Each member of the Board of Directors of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company ("Non-Employee Directors") will be eligible to receive a grant of stock options under the Non-Employee Director Plan. The Company currently has two Non-Employee Directors, both of whom are eligible to receive awards under the Non-Employee Director Plan. The director nominees proposed by the Board of Directors include three persons who, if elected, would be Non-Employee Directors and be eligible to receive grants of stock options under the Non-Employee Director Plan. The eligible status of a Non-Employee Director will terminate as to future stock option grants at the time the individual ceases to be a director, or the individual becomes an employee of the Company, or any subsidiary or affiliate of the Company.

    ADMINISTRATION. The Non-Employee Director Plan is administered by the Board of Directors of the Company. The Board of Directors has full power to administer and interpret the Non-Employee Director

Plan to carry out its purpose. It is expected that the Board of Directors will designate from time to time Company personnel to assist it in carrying out its responsibilities under the Non-Employee Director Plan.


    OPTIONS; EXERCISE PRICE; VESTING. Options to purchase 10,000 and 15,000 shares of Common Stock were granted to Messrs. Byrne and Wesneski, respectively, upon their election as directors immediately following completion of the Company's initial public offering. These options are exercisable at $12.00 per share and will vest equally over the five year period from the date of grant. Under the current provisions of the Non-Employee Director Plan, each Non-Employee Director automatically receives options to purchase 2,000 shares of Common Stock annually immediately following his or her election or re-election to the Board at an annual meeting of shareholders, exercisable at the fair market value of the Common Stock at the close of business on the date immediately preceding the date of grant. However, Messrs. Byrne and Wesneski are not eligible for such grants until their initial options have fully vested. Such annual options vest at the conclusion of the Non-Employee Director's annual term. In addition, all options become immediately exercisable in the event of a "Business Combination" as described in the Non-Employee Director Plan. The maximum number of shares available for grant and issuance under the Non-Employee Director Plan is 100,000. The proposed amendment to the Non-Employee Director Plan would eliminate the annual option formula awards described above. In lieu thereof, the proposed amendment would permit the Board of Directors to award options in its discretion, to determine the timing of such awards, the number of shares of Common Stock covered by each option (subject to the maximum share limitation described above), the exercise price of options (which would be no less than the par value, $.01 per share, of the Common Stock) and the vesting provisions for each option. The proposed amendment also would permit the Company to provide for the substitution of the securities of another corporation for the securities of the Company underlying outstanding options granted pursuant to the Non-Employee Director Plan in the event of "Business Combinations" as described in the Plan.


    In the case of events such as stock dividends, stock splits, recapitalizations, or other changes in the Company's capitalization, an automatic adjustment will be made to the number of unexercised options, the purchase price of unexercised options, and the aggregate number of shares which are available for option grants under the Non-Employee Director Plan. The automatic adjustment is designed to ensure that the Non-Employee Directors maintain the same proportionate position after the particular event as before the event.

    An option granted under the Non-Employee Director Plan may be evidenced by a written instrument describing the terms and conditions of the grant. Under the current provisions of the Non-Employee Director Plan, options are not assignable or transferable by the Non-Employee Director, other than by will or the laws of descent and distribution. During the Non-Employee Director's lifetime, an option is exercisable only by the Non-Employee Director, or, in the case of incapacity, by a person properly appointed to act on the Non-Employee Director's behalf. The proposed amendment would permit a Non-Employee Director to make gifts or other non-compensated transfers of options among a limited class of permitted transferees, who are family members or trusts or partnerships for family members. Options may be exercised by the delivery of cash or shares of Common Stock or any combination of such forms of payment.

    TERM OF PLAN AND OPTION. Unless terminated earlier by the Board of Directors, the Non-Employee Director Plan will terminate on December 31, 2004. Options granted prior to such termination date continue to be exercisable in accordance with the terms of the Non-Employee Director Plan. Each option granted under the Non-Employee Director Plan will automatically expire on the earlier of ten years from the date the option is granted or six months after the Non-Employee Director ceases to be a director of the Company.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may amend, terminate, or modify the Non-Employee Director Plan at any time without shareholder approval, including amendments necessary to conform with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), unless the particular amendment or modification requires shareholder approval under
Section 16 of the Exchange Act, the Internal Revenue Code, under the rules and regulations of the exchange or system on which the Common Stock is listed or reported, or pursuant to other applicable laws, rules or regulations.

    FEDERAL INCOME TAX CONSEQUENCES. A Non-Employee Director who is granted a stock option under the Non-Employee Director Plan will not recognize taxable income at the time of the grant, but will generally recognize income upon the exercise of the stock option. The amount of income recognized upon the exercise of the stock option will be measured by the excess, if any, of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. The Company will generally be entitled to a corresponding deduction for the amount of income recognized by the Non-Employee Director.

    The foregoing does not purport to be a complete summary of the federal income tax considerations that are relevant to stock options granted under the Non-Employee Director Plan. Additionally, the tax consequences under applicable state, local or foreign tax laws may not be the same as under the federal income tax laws.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares of Common Stock entitled to vote on this proposal and represented in person or by proxy is required for approval.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN.



                                 PROPOSAL FOUR



                           AUTHORIZED STOCK AMENDMENT



    The Board of Directors has approved and recommends that the shareholders of the Company adopt an amendment to Article Four of the Company's Articles of Incorporation that would increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 (the "Authorized Stock Amendment"). The Authorized Stock Amendment will not increase or otherwise affect the number of authorized shares of Preferred Stock which may be issued by the Company. No holder of any shares of capital stock of the Company has any preemptive rights. The provisions of Article Four of the Company's Articles of Incorporation, as proposed to be amended by the Authorized Stock Amendment, are set forth in Appendix C to this Proxy Statement.



    As of March 7, 1997, the Company had issued and outstanding 4,533,447 shares of Common Stock. In addition, 820,800 shares of Common Stock are currently reserved for issuance under the Incentive Plan (which amount is proposed to be increased to 970,800 shares of Common Stock pursuant to "Proposal Three" hereof), 100,000 shares of Common Stock are reserved for issuance under the Non-Employee Director Plan and 195,753 shares of Common Stock are reserved for issuance under the Company's 1995 Employee Stock Option Purchase Plan, yielding an aggregate of 1,116,553 shares of Common Stock reserved for issuance under the Company's various benefit plans. As of March 7, 1997, the Company therefore had 5,650,000 shares of Common Stock issued or reserved for issuance, and 14,350,000 shares of Common Stock unissued and unreserved for issuance.



    While the Board of Directors recognizes that the proposed increase in the number of authorized shares of Common Stock would have the effect of increasing the number of unissued and unreserved shares of Common Stock from 14,350,000 to 19,350,000 (based on March 7, 1997 figures), the Board of Directors believes that the increase is advisable for several reasons. The Board of Directors is considering the pursuit of one or more offerings of shares of Common Stock at a future date, the proceeds from which would likely be used to repay a portion of the indebtedness outstanding under the Company's secured revolving credit facility (at January 31, 1997, approximately $13.9 million was outstanding under such credit facility) and the remainder would be used for general corporate purposes. In addition, the Board of

Directors may in the near future find it desirable to pursue a stock split of its outstanding shares of Common Stock, which split would likely be effected in the form of a stock dividend. If these contemplated activities were completed, it would result in a substantial portion of the Company's currently authorized shares of Common Stock being outstanding or reserved for issuance pursuant to one of the Company's benefit plans. The Board of Directors, therefore, believes that it is prudent that the authorized Common Stock of the Company be increased in order to provide for flexibility to pursue other corporate activities in the future, including further financings, acquisitions, stock dividends and changes in employee stock options and benefit plans.



    The Company does not have any current plans to pursue any significant acquisitions (as defined under the federal securities laws and regulations) or any other corporate activities that would involve the issuance or reservation for issuance of a material number of shares of Common Stock, except (1) the proposed increase in the number of shares of Common Stock reserved for issuance under the Incentive Plan (see "Proposal Two"), (2) the offerings referred to above and (3) the possible declaration of a stock split to be effected in the form of a stock dividend referred to above.



    It should be noted that the newly authorized shares of Common Stock, like other currently authorized but unissued shares of Common Stock, would be issuable from time to time by action of the Board of Directors for any proper corporate purpose, without shareholder approval. The additional shares could be issued in a private placement transaction to a third party favored by the Board of Directors in the event of takeover attempt directed at the Company, which could give the favored party an advantage over a competing party in a contest to acquire control of the Company. At the present time, the Company has no immediate plans to issue the newly authorized shares and is aware of no efforts to accumulate the Company's shares or to obtain control of the Company.



    If the "Reincorporation" described in "Proposal Five" below is approved, the number of authorized shares of capital stock of STB-Delaware (defined below) will be the same as that of the Company on the effective date of the Reincorporation. See "Proposal Five--STB-Delaware Certificate of Incorporation."



    VOTE REQUIRED FOR APPROVAL. Approval of the Authorized Stock Amendment will require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the Company's Common Stock.



    THE BOARD OF DIRECTORS BELIEVES THAT THE AUTHORIZED STOCK AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR ITS APPROVAL.



                                 PROPOSAL FIVE


                   REINCORPORATION OF THE COMPANY IN DELAWARE

SUMMARY DESCRIPTION OF THE PROPOSAL

    GENERAL. The Board of Directors of the Company has approved a proposal to change the state of incorporation of the Company from Texas to Delaware, subject to approval by the shareholders (the "Reincorporation"). The proposal was adopted by a unanimous vote of the six directors in attendance at the meeting at which it was formally considered. The reincorporation will be effected by merging the Company into a newly organized, wholly-owned Delaware subsidiary that will be the surviving corporation (herein referred to as "STB-Delaware"). STB-Delaware currently has no operations.

    The Reincorporation will not result in any material change in the name, business, assets or financial position of the Company or in the persons who constitute the Board of Directors or management. Upon the effective date of the merger (the "Effective Date"), (i) the legal existence of the Company as a separate corporation will cease, (ii) STB-Delaware, as the surviving corporation, will succeed to the assets and assume the liabilities of the Company, (iii) each of the Company's employee and non-employee director benefit plans will be continued and assumed by STB-Delaware, and (iv) each outstanding share of the Company's Common Stock will automatically be converted into one share of Common Stock, $.01 par value, of STB-Delaware, except for those shares with respect to which the holders thereof duly exercise their dissenters' rights under Texas law. See "Rights of Dissenting Shareholders" below. Outstanding options to purchase the Company's Common Stock will automatically be converted into options to purchase STB-Delaware Common Stock. The terms of the Reincorporation are more particularly described in the Plan and Agreement of Merger (the "Plan of Merger") attached to this Proxy Statement as Appendix D and all references to the Reincorporation are qualified by and subject to the more complete information set forth therein.


    Following the Effective Date, certificates representing shares of the Company's Common Stock will be deemed to represent an equal number of shares of STB-Delaware Common Stock. IT WILL NOT BE NECESSARY FOR THE HOLDERS OF THE COMPANY'S COMMON STOCK TO SURRENDER THEIR CERTIFICATES FOR NEW CERTIFICATES REPRESENTING STB-DELAWARE COMMON STOCK. The Common Stock of the Company will continue to be traded on the NASDAQ National Market, and the NASDAQ National Market will consider the existing stock certificates as constituting "good delivery" in transactions subsequent to the Reincorporation.

    The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Texas, which filings are expected to be made as soon as practicable following shareholder approval. Pursuant to the terms of the Plan of Merger, the merger may be abandoned by the Board of Directors of the Company and STB-Delaware any time prior to the Effective Date (whether before or after shareholder approval). In addition, the Board of Directors of the Company may amend the Plan of Merger at any time prior to the Effective Date, provided that any amendment made subsequent to shareholder approval may not alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Company, alter or change any term of the Certificate of Incorporation of STB-Delaware or alter or change any of the terms and conditions of the Plan of Merger if such alteration or change would adversely affect the holders of the Company's Common Stock.


    After the Effective Date, the Certificate of Incorporation of STB-Delaware, the form of which is attached to this Proxy Statement as Appendix E (the "Certificate of Incorporation"), and Bylaws of STB-Delaware will govern the surviving corporation. Certain changes in the rights of the shareholders of the Company will result under Delaware law and the new Certificate of Incorporation and Bylaws. See "Certain Changes in the Rights of Shareholders."



    SECURITIES ACT CONSEQUENCES. After the Reincorporation, STB-Delaware will be a publicly held company, its Common Stock is expected to be quoted on the NASDAQ National Market, and STB-Delaware will have the same periodic reporting obligations and make the same information available to its shareholders as the Company has in the past. The shares of STB-Delaware to be issued in exchange for shares of the Company are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption with respect to a merger which has as its sole purpose a change in the domicile of the corporation. Shareholders whose stock in the Company is freely tradable before the Reincorporation will own freely tradable shares of STB-Delaware. Shareholders holding restricted securities of STB-Delaware will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, the shareholders will be deemed to have acquired their shares in STB-Delaware on the date they acquired their shares in the Company. In summary, STB-Delaware and its stockholders will be in the same respective position under the federal securities laws after the Reincorporation as were the Company and its shareholders prior to the Reincorporation.


    FEDERAL INCOME TAX CONSEQUENCES. Based on the advice of counsel, the Company believes that for federal income tax purposes no gain or loss will be recognized by the Company, STB-Delaware or the shareholders of the Company who receive STB-Delaware Common Stock for their Company Common

Stock in connection with the Reincorporation. The adjusted tax basis of STB-Delaware Common Stock received by a shareholder of the Company as a result of the Reincorporation will be the same as the adjusted tax basis of the Company Common Stock converted into such STB-Delaware Common Stock. A shareholder who holds Company Common Stock will include in his holding period for the STB-Delaware Common Stock which he receives as a result of the Reincorporation his holding period for the Company Common Stock converted into such STB-Delaware Common Stock.

    The receipt of cash, pursuant to the exercise of dissenters' rights, as the fair value for shares of the Company's Common Stock will be a taxable transaction for federal income tax purposes to shareholders receiving such cash. A dissenting shareholder who owns no shares of STB-Delaware Common Stock after the consummation of the Reincorporation (either directly or constructively pursuant to certain rules of constructive ownership under the Internal Revenue
Code) will recognize gain or loss measured by the difference between the cash so received and such shareholder's adjusted tax basis in the shares of the Company's Common Stock exchanged therefor. Such gain or loss will be treated as a capital gain or loss if the shares of the Company's Common Stock are capital assets in the hands of such shareholder, and will be long-term capital gain or loss if such shareholder has held such shares for more than one year.

    State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and shareholders are urged to consult their own tax advisor as to the consequences to them of the Reincorporation under all applicable tax laws.

    VOTE REQUIRED FOR REINCORPORATION. Approval of the Reincorporation, including the Plan of Merger, will require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the Company's Common Stock.

    THE BOARD OF DIRECTORS BELIEVES THAT THE REINCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR ITS APPROVAL.

EFFECT ON CURRENT MARKET VALUE OF COMPANY'S COMMON STOCK

    The Company does not know of any reason why implementation of the Reincorporation and the conversion of shares of Common Stock of the Company into shares of Common Stock of STB-Delaware would cause the market value of the Common Stock of STB-Delaware following the Reincorporation to be different from the present market value of the outstanding shares of the Common Stock of the Company.

PRINCIPAL REASONS FOR AND EFFECTS OF THE REINCORPORATION

    The State of Delaware has long been the leader in adopting, construing and implementing comprehensive, flexible corporation laws which are conducive to the operational needs and independence of corporations domiciled in that state. The corporation law of Delaware is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate issues. Moreover, the Delaware courts have repeatedly shown their willingness to accelerate the resolution of such complex corporate issues within the very limited time available to meet the needs of parties engaged in corporate litigation. It is anticipated that the General Corporation Law of Delaware will continue to be interpreted and construed in significant court decisions, thus lending greater predictability and guidance in managing and structuring the internal affairs of a corporation and its relationships and contacts with others. For a discussion of certain differences in shareholder rights and the powers of management under Delaware and Texas law, see "Certain Changes in the Rights of Shareholders" below.

    As a Delaware corporation, the Company would qualify for the provisions of
Section 203 of the Delaware General Corporation Law (the "Delaware Business Combinations Statute"), which regulates certain business combinations between a corporation and an "interested stockholder" thereof. While the Reincorporation proposal is not being recommended in response to any specific effort of which the Company is aware to accumulate the Company's shares or to obtain control of the Company, the Board believes that the provisions of the Delaware Business Combinations Statute will enhance the Board's ability to assure more equitable treatment of the Company's stockholders in the event of a possible takeover attempt. For a description of the Delaware Business Combinations Statute, see "The Delaware Business Combinations Statute" below. Texas currently has no statute that is comparable to the Delaware Business Combinations Statute.

THE DELAWARE BUSINESS COMBINATIONS STATUTE

    The Delaware Business Combinations Statute prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets of a company, and certain transactions that would increase the interested stockholder's proportionate share of ownership in a company or grant the interested stockholder disproportionate financial benefits) between an interested stockholder and a company for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination or the transaction in which the stockholder became an interested stockholder is approved by such company's board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of such company in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting. The Board of Directors of STB-Delaware will prior to the Reincorporation have taken action to exempt William E. Ogle, the Company's Chairman, Chief Executive Officer and sole holder of 15% or more of the Company's outstanding shares of Common Stock, from the inadvertent application of the Delaware Business Combinations Statute to transactions between the Company and Mr. Ogle, his affiliates or his associates.

    If the Reincorporation is consummated, the Delaware Business Combinations Statute will apply to STB-Delaware. The effect of the application of the Delaware Business Combinations Statute would be to reduce the likelihood of situations in which STB-Delaware may be forced to accept a proposal for the takeover of STB-Delaware without ample time to evaluate the proposal and appropriate alternatives and to encourage anyone contemplating a transaction with STB-Delaware to negotiate directly with STB-Delaware on a fair and equitable basis. The application of the Delaware Business Combinations Statute could make more difficult or discourage a tender offer for STB-Delaware's Common Stock or the completion of a "second step" merger by a holder of a substantial block of STB-Delaware's Common Stock, irrespective of whether such action might be perceived by stockholders holding a majority of STB-Delaware's Common Stock to be beneficial to STB-Delaware and its stockholders. In effect, stockholders owning 15% of STB-Delaware's Common Stock (or in certain cases an even smaller percentage) might be able to block certain transactions, which is a smaller percentage than is currently the case.

    The application of the Delaware Business Combinations Statute could adversely affect the ability of stockholders to benefit from certain transactions which are opposed by the Board of Directors or by stockholders owning 15% of STB-Delaware's Common Stock, even if the price offered in such transactions represents a premium over the then-current market price of STB-Delaware's Common Stock. To the extent that the Board of Directors' disapproval of a proposed transaction discourages establishment of a controlling stock interest, the position of the Board of Directors and current management may be strengthened, thereby assisting those persons in retaining their positions.

    However, the Board of Directors believes on balance that becoming subject to the provisions of the Delaware Business Combinations Statute will be in the best interests of the Company and its stockholders. In recent years there have been a number of surprise takeovers of publicly-owned corporations. These transactions have occurred through tender offers or other sudden purchases of a substantial number of outstanding shares. Frequently, these tender offers and other share purchases have been followed by a merger or other form of complete acquisition of the target company by the purchaser without any negotiations with the board of directors of the target company. Such a "second step" business combination automatically eliminates minority interests in the target company, often for less valuable considerations per share than was paid in the purchaser's original tender offer or market purchases. In other instances, a purchaser has used its controlling interest to effect other transactions having an adverse impact on the target company and its stockholders. The protections afforded by the Delaware Business Combinations Statute will increase the likelihood that anyone contemplating a transaction with STB-Delaware would negotiate directly with STB-Delaware in advance. The Board of Directors believes that it is in a better position than the individual stockholders of the STB-Delaware to negotiate effectively for an adequate price for all the stockholders, since the Board of Directors is likely to be more knowledgeable than any individual stockholder in assessing the business and prospects of STB-Delaware.

    The Board of Directors has carefully considered the potential adverse effects of being subject to the Delaware Business Combinations Statute described above and has concluded that the adverse effects are substantially outweighed by the increased protection which the statute will afford the Company and its stockholders.

CERTAIN CHANGES IN THE RIGHTS OF SHAREHOLDERS

    After the Reincorporation, the shareholders of the Company, a Texas corporation, will become stockholders of STB-Delaware, a Delaware corporation. Some of the differences between the Texas and Delaware corporation laws, as well as differences between the charter and bylaws of the Company and of STB-Delaware are set forth below. This description of differences is a summary only and does not purport to be a complete description of all differences.

    RIGHT OF SHAREHOLDERS TO VOTE ON CERTAIN MERGERS. Under Texas law, shareholders have the right to vote on all mergers to which the corporation is a party (except for the merger into the surviving corporation of subsidiaries owned 90% or more by the surviving corporation, for which a shareholder vote also is not required under Delaware law). In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by Texas law to approve a merger, while under Delaware law approval by the holders of a majority of all outstanding shares is required to approve a merger, unless the certificate of incorporation provides otherwise. Unless the articles of incorporation provide otherwise, the approval of the shareholders of the corporation in a merger is not required under Texas law if (1) the corporation is the sole surviving corporation in the merger; (2) there is no amendment to the corporation's articles of incorporation; (3) each shareholder holds the same number of shares after the merger as before, with identical designations, preferences, limitations and relative rights; (4) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (5) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%; and (6) the board of directors of the corporation adopts a resolution approving the plan of merger. Under Delaware law, unless the certificate of incorporation provides otherwise, stockholders of the surviving corporation in a merger have no right to vote, except under limited circumstances, on the acquisition by merger directly into the surviving corporation in cases where (1) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation, (2) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the corporation after the effective date of the merger, and
(3) either no shares of common stock of the surviving corporation, and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. The Company's current Articles of Incorporation and the STB-Delaware Certificate of Incorporation do not alter the statutory rules described above.

    SALES, LEASES, EXCHANGES OR OTHER DISPOSITIONS. The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation. Under Texas law, the transfer of substantially all of a corporation's assets to wholly-owned subsidiaries in such a manner that the corporation continues to indirectly engage in its business is deemed to be in the usual and regular course of its business. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary. STB-Delaware's Certificate of Incorporation does not so provide.

    APPRAISAL RIGHTS. Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, and as set forth hereunder, shareholders of Texas corporations have appraisal rights in the event of a merger, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. Notwithstanding the foregoing, a shareholder of a Texas corporation has no appraisal rights with respect to any plan of merger in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange, if (1) the shares held by the shareholder are part of a class of shares of which are listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date for the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the merger or exchange, will be part of a class or series of shares which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The appraisal rights of a shareholder of a Texas corporation are summarized herein under "Rights of Dissenting Shareholders" below. Shareholders of a Delaware corporation have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or such stock is held of record by more than 2,000 shareholders, or in the case of a merger in which a Delaware corporation is the surviving corporation, if: (1) the agreement of merger does not amend the certificate of incorporation of the surviving corporation, (2) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of the surviving corporation after the effective date of the merger, and (3) the increase in the outstanding shares as a result of the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger. Even if appraisal rights would not otherwise be available under Delaware law in the cases described in the preceding sentence, stockholders would have appraisal rights nevertheless if they are required by the terms of the agreement of merger or consolidation to accept for their stock anything other than (1) shares of stock (a) of the surviving corporation, (b) of any other corporation whose shares will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (c) held of record by more than 2,000 stockholders, (2) cash in lieu of fractional shares, or (3) a combination of such shares and cash. Otherwise, stockholders of a Delaware corporation have appraisal rights in consolidations and mergers. Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation or the sale of all or substantially all of the assets of the corporation. STB-Delaware currently has no such provisions in its Certificate of Incorporation.

    SHAREHOLDER CONSENT TO ACTION WITHOUT A MEETING. Under Texas law, any action that may be taken at a meeting of the stockholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote thereon. The Articles of Incorporation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of shares which, under the corporation's Articles of Incorporation, would be required to take the action which is the subject of the consent at a meeting at which the holders of the shares entitled to vote thereon were present and voted. The Company's Articles of Incorporation do not address the use of written consents in lieu of a meeting with respect to any action subject to stockholder approval. As a result, the taking of any such action without a meeting requires the unanimous written consent of all of the Company's stockholders entitled to vote thereon. Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders. STB-Delaware's Certificate of Incorporation achieves the same result under Delaware law as the Company's Articles of Incorporation achieve under Texas law by providing that stockholders cannot, by less than unanimous written consent, take action without a meeting of stockholders.

    PROCEDURES FOR FILLING VACANT DIRECTORSHIPS. Under Texas law, any vacancy occurring in the board of directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors, although less than a quorum. A directorship to be filled by reason of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum. The Certificate of Incorporation and bylaws of STB-Delaware do not provide otherwise.

    RIGHT TO CALL MEETINGS. Under Texas law, holders of not less than 10% of all of the shares entitled to vote have the right to call a special shareholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% that would be required to call a special meeting. The Company's Articles of Incorporation do not alter the statutory rule described herein. Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws. The Certificate of Incorporation and by-laws of STB-Delaware do not provide for the call for a special stockholders meeting by anyone other than the Board of Directors.

    CHARTER AMENDMENTS. Under Texas law, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different amount, not less than a majority, is specified in the articles of incorporation. The Articles of Incorporation of the Company do not provide for such different amount for approval of an amendment to its Articles of Incorporation. Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number. The Certificate of Incorporation of STB-Delaware does not provide for any such greater number.

    BYLAW AMENDMENTS. Under Texas law, the Board of Directors may amend, repeal or adopt a corporation's bylaws unless the articles of incorporation reserve this power exclusively to the shareholders, or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. The Company's articles of incorporation do not restrict the ability of the Board of Directors to amend, repeal or adopt bylaws, and the Company's shareholders have not to date amended, repealed or adopted a particular bylaw restricting the ability of the Board of Directors to amend or repeal such bylaw. Similarly, under Delaware law, the right to amend, repeal or adopt the bylaws is permitted to the stockholders of the corporation and the corporation's Board of Directors, if the corporation's Certificate of Incorporation so provides. STB-Delaware's Certificate of Incorporation provides that its bylaws may be amended, repealed or adopted by the Board of Directors. Under Delaware law, the power to amend, repeal or adopt the bylaws so conferred upon the Board of Directors of STB-Delaware will not divest its stockholders of the power, or limit their power, to amend, repeal or adopt such bylaws.

    CLASS VOTING. Under Texas law, class voting is required in connection with certain amendments of a corporation's articles of incorporation, a merger or consolidation requiring shareholder approval if the plan of merger or consolidation contains any provision which, if contained in a proposed amendment to a corporation's articles of incorporation, would require class voting or certain sales of all or substantially all of the assets of a corporation. In contrast, under Delaware law class voting is not required in connection with such matters, except in the case of an amendment of a corporation's certificate of incorporation which adversely affects a class of shares.

    REMOVAL OF DIRECTORS. A Texas corporation may provide for the removal of a director with or without cause in its Articles of Incorporation or bylaws. The Company's bylaws currently provide that directors may be removed, with or without cause, by the vote of a majority of the shares entitled to vote thereon. Under Delaware law, a majority of stockholders may remove a director with or without cause except (i) if the board of directors of a Delaware corporation is classified (i.e. elected for staggered terms), in which case a director may only be removed for cause, unless the corporation's Certificate of Incorporation provides otherwise and (ii) in the case of a corporation which possesses cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. The Certificate of Incorporation of STB-Delaware does not provide for a classified Board of Directors and specifically prohibits cumulative voting. The bylaws of STB-Delaware provide that at any meeting of stockholders called expressly for the purpose of removing a director or directors, any director may be removed, with or without cause; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. The Certificate of Incorporation of STB-Delaware does not presently provide for the election of any directors by the holders of any class of stock of the corporation voting separately as a class.

    DISTRIBUTIONS AND DIVIDENDS. Under Texas law, a distribution is defined as a transfer of money or other property (except a corporation's shares or rights to acquire its shares), or an issuance of indebtedness, by a corporation to its shareholders in the form of (i) a dividend on any class or series of the corporation's outstanding shares; (ii) a purchase, redemption or other acquisition by the corporation, directly or indirectly, of its shares; or (iii) a payment in liquidation of all or a portion of its assets. Under Texas law, a corporation may make a distribution, subject to restrictions in its charter, if it does not render the corporation unable to pay its debts as they become due in the course of its business, and if it does not exceed the corporation's surplus. Surplus is defined under Texas law as the excess of net assets (essentially, the amount by which total assets exceed total debts) over stated capital (essentially, the aggregate par value of the issued shares having a par value plus consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the board. This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares if net assets equal or exceed the proposed distribution.

    Under Delaware law, a corporation may, subject to any restrictions contained in its Certificate of Incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preferences on asset distributions. Surplus is defined under Delaware law as the excess of the net assets (essentially, the amount by which total assets exceed total liabilities) over capital (essentially, the aggregate par value of the shares of the corporation having a par value that have been issued plus consideration paid for shares without par value that have been issued), as such capital may be adjusted by the board.

    STOCK REDEMPTION AND REPURCHASE. As noted above, under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases. Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.


    INDEMNIFICATION OF DIRECTORS AND OFFICERS. Texas and Delaware law have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reincorporation is approved, the indemnification provisions of Delaware law will not apply to any act or omission that occurs before the Effective Date. The following is a summary comparison of the indemnification provisions of Texas and Delaware law:



        SCOPE. Under Texas law, a corporation is permitted to provide indemnification or advancement of expenses, by articles of incorporation or bylaw provision, resolution of the shareholders or directors, agreement, or otherwise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct.



        Delaware law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or

    (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner not opposed to the best interests of the corporation, and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 provides that such section is not exclusive of any other indemnification rights which may be granted by a corporation to its directors, officers, employees or agents.



        The Certificate of Incorporation of STB-Delaware provides for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law, unless the corporation determines that the person seeking indemnification did not meet the standards set forth above. The Certificate of Incorporation of STB-Delaware permits indemnification of other persons to the extent authorized from time to time by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided that the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified for such expenses. The Company's current Articles of Incorporation provide for substantially similar rights to indemnification. The Company is a party to an indemnification agreement with each of its directors, and it is expected that STB-Delaware will enter into similar agreements with each of its directors and certain of its key employees.



        ADVANCEMENT OF EXPENSES. Under Texas law, expenses, including reasonable court costs and attorneys' fees, incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Texas law and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or if it is ultimately determined that indemnification for such expenses is prohibited under Texas law.



        Delaware law provides for the advancement of expenses for such proceedings upon receipt of a similar undertaking, such undertaking, however, need not be in writing. Delaware law does not require that such director give an affirmation regarding his conduct in order to receive an advance of expenses.



        PROCEDURE FOR INDEMNIFICATION. Texas law provides that a determination that indemnification is appropriate shall be made (i) by a majority vote of a quorum consisting of directors who, at the time of the vote, are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a majority vote of a special committee of the board of directors consisting solely of two or more directors, who at the time of the vote, are not party to the proceeding, (iii) by a majority vote of special legal counsel or (iv) by vote of all shareholders, but excluding from the vote those shares held by directors who, at the time of the vote, are party to the proceeding.



        Similar to Texas law, Delaware law provides that a determination that indemnification is appropriate shall be made (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) by stockholder vote.



        MANDATORY INDEMNIFICATION. Under Texas law, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.

    Delaware law requires indemnification with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.



        INSURANCE. Texas and Delaware law both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person, whether or not the corporation would otherwise have the power to indemnify him against that liability. Under Texas law, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement.



        PERSONS COVERED. Texas law expressly and separately addresses the indemnification of officers, employees and agents. The protections afforded to these persons under Texas law resemble those provided to directors. Delaware law provides the same indemnification rights to officers, employees and agents as it provides for directors.



        STANDARD OF CARE. The standard of care required under Texas and Delaware law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person's own affairs.



        CONTINUITY OF INDEMNIFICATION. Texas law does not contain a provision that expressly provides indemnification after a directorship has terminated for acts or omissions which took place prior to such termination. Delaware law on the other hand does contain a provision which expressly provides that the statutory indemnification provisions (i) apply to a director after the termination of the directorship with respect to acts performed while a director and (ii) inure to the benefit of the estate and personal representatives of the director.



        SHAREHOLDER REPORT. Texas law requires a written report to the shareholders upon indemnification or advancement of expense. Delaware law does not have a similar reporting requirement.



    SPECIFIC INSTANCES OF DIRECTOR LIABILITY. Texas law holds the directors of a corporation specifically liable for corporate distributions that are not permitted by statute, unless the directors acted in good faith and with ordinary care in determining that adequate provision existed to permissibly make a distribution. Delaware law does not contain an analog to this provision of Texas law.



    LIMITED LIABILITY OF DIRECTORS. Texas law permits a corporation to eliminate in its charter all monetary liability of a director to the corporation or its shareholders for conduct in the performance of such director's duties. However, Texas law does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its shareholders,
(ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) engaging in a transaction from which the director obtains an improper benefit or (v) violating applicable statutes which expressly provide for the liability of a director.



    Delaware law similarly permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director's breach of the fiduciary duty of care. Delaware law does not permit any limitation of the liability of a director for
(i) breaching the duty of loyalty to the corporation or its shareholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) declaring an improper dividend or approving an illegal stock purchase or redemption.

    The Articles of Incorporation of the Company and the Certificate of Incorporation of STB-Delaware both eliminate the monetary liability of a director to the fullest extent permitted by applicable law.


STB-DELAWARE CERTIFICATE OF INCORPORATION


    Set forth below is a description of certain provision in the STB-Delaware Certificate of Incorporation. Such description is intended as a summary only and is qualified in its entirety by reference to the STB-Delaware Certificate of Incorporation, which is attached to this Proxy Statement as Appendix E.



    The number of shares of authorized capital stock of STB-Delaware will be the same as that of the Company on the Effective Date. Therefore, if the shareholders of the Company approve the Authorized Stock Amendment set forth in "Proposal Four" of this Proxy Statement, then the number of shares of authorized Common Stock of STB-Delaware shall be 25,000,000, and if the shareholders of the Company do not approve "Proposal Four," then the number of shares of authorized Common Stock of STB-Delaware will be 20,000,000. In either event, the number of shares of authorized Preferred Stock of STB-Delaware will be 2,000,000. Each share of Common Stock and Preferred Stock of STB-Delaware will have a par value of $.01.


    Holders of STB-Delaware's Common Stock will be entitled to one vote per share on matters voted upon by the stockholders. The holders of STB-Delaware's Common Stock will be entitled to receive dividends when and as declared by the Board of Directors, in its discretion, from funds legally available therefor. However, the terms of the Company's Revolving Credit Facility limit the payment of dividends to 25% of the Company's annual net income during the term of the Revolving Credit Facility; such limitation will also apply to dividends upon the capital stock of STB-Delaware during the term of such Revolving Credit Facility.

    Like the Company's Common Stock, the Common Stock of STB-Delaware will have no preemptive rights and no subscription, redemption, or conversion privileges. The Common Stock of STB-Delaware will also have no cumulative voting rights, which means that holders of a majority of shares voting for the election of directors can elect all members of the Board of Directors. A majority vote of the shares present in person or represented by proxy is also generally sufficient for actions that require the vote or concurrence of stockholders, except as otherwise required by Delaware law for certain extraordinary transactions. Upon consummation of the Reincorporation, all of the shares of STB-Delaware Common Stock issued in exchange for the Company's Common Stock will be fully paid and nonassessable. Such shares will not be redeemable or subject to further calls or assessments.

    The transfer agent and registrar for the Common Stock of STB-Delaware will be ChaseMellon Shareholder Services L.L.C.


    The Preferred Stock of STB-Delaware, like that of the Company, will be issuable in series by action of the Board of Directors. The Board of Directors will be authorized to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions thereof in substantially the same manner as currently provided with respect to Preferred Stock of the Company.


RIGHTS OF DISSENTING SHAREHOLDERS

    With certain exceptions which are not applicable to the Reincorporation,
Article 5.11 of the Texas Business Corporation Act gives each shareholder of the Company the right to object to a merger and to demand payment of the fair value of his shares calculated as of the day before the vote was taken authorizing the merger, excluding any appreciation or depreciation in anticipation of the merger. Inasmuch as the Reincorporation contemplates such a merger of the Company, the rights under said Article 5.11 will apply to the Reincorporation. However, because the Reincorporation is not intended to have any material effect upon the Company's business or financial condition, the Company reserves its right to abandon the Reincorporation for any reason at any time before the merger becomes effective, and would expect to do so if the holders of a substantial number of shares of the Company's Common Stock exercise such dissenter's rights.

    In order to perfect such rights, a shareholder of the Company must, prior to the taking of the vote of shareholders on the merger, file with the Company a written objection to the merger, notifying the Company that his right to dissent will be exercised if the merger is effected and specifying the address to which notice shall be delivered or mailed in such event. If the merger of the Company into STB-Delaware is effected and the shareholder has not voted in favor thereof, the Company must, within ten days after the merger is effected, deliver or mail to such shareholder written notice thereof and such shareholder may, within ten days from the delivery or mailing of such notice, make written demand on the surviving corporation for payment of the fair value of his shares. Such demand must state the number and class of shares owned by the dissenting shareholder and his estimate of the fair value thereof. It is not necessary for the shareholder to vote against the Reincorporation (although he may not vote in favor of the Reincorporation, if he desires to preserve his dissenter's appraisal rights); however, any shareholder failing to make demand within the ten day period will be bound by such corporate action. A vote against or abstaining with respect to the proposed Reincorporation will not satisfy the requirement that the shareholder make demand for payment of his shares. Within 20 days after demanding payment for his or her shares in the manner described above, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made.

    Within 20 days after receipt by the Company of a demand by the dissenting shareholder for payment of the fair value of his shares, the Company shall deliver or mail to the dissenting shareholder a written notice to the effect that it will either (i) pay the amount claimed within 90 days after the date the merger is effected upon the surrender of the duly endorsed certificates, or (ii) pay some other amount as the fair value within 90 days after the date the merger was effected, upon receipt of notice within 60 days after the date the merger was effected from the shareholder that he will accept such amount in exchange for surrender of his duly endorsed certificates. If the Company and the dissenting shareholder can agree upon the fair value, such value will be paid and the dissenting shareholder shall cease to have any interest in such shares or in the corporation. If agreement as to the fair value cannot be reached, either the dissenting shareholder or the Company may, within the time limits prescribed by Article 5.12, file a petition in a court of competent jurisdiction in Dallas County, Texas, asking for a finding and determination of the fair value of such shares. Court costs will be allocated between the parties in such manner as the court shall determine to be fair and equitable.


    The foregoing summary does not purport to be a complete statement of the rights of dissenting shareholders, and such summary is qualified in its entirety by references to Article 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, which are reproduced in full as Appendix F hereto.



                                  PROPOSAL SIX


                      RATIFICATION OF SELECTION OF AUDITOR

    The Board of Directors has selected Price Waterhouse LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1997, and has determined that it would be desirable to request that the shareholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent certified public accountants. Price Waterhouse LLP served as the Company's independent certified public accountants for the fiscal year ended October 31, 1996 and has reported on the Company's consolidated financial statements for such year. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

    While shareholder ratification is not required for the selection of Price Waterhouse LLP since the Board of Directors has the responsibility for selecting the Company's independent certified public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICE WATERHOUSE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1997.


                       EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers and key employees of the Company are as follows:

NAME                             AGE                                POSITION WITH COMPANY
---------------------------      ---      -------------------------------------------------------------------------
William E. Ogle............          50   Chief Executive Officer and Chairman of the Board of Directors

Randall D. Eisenbach.......          46   Executive Vice President, Chief Operating Officer, Assistant Secretary
                                          and Director

James L. Hopkins...........          51   Chief Financial Officer, Vice President of Strategic Marketing and
                                          Director

J. Shane Long..............          29   Vice President of Sales and Marketing and Director

Bryan F. Keyes.............          48   Director of Legal and Finance, Secretary and Treasurer

William R. Milford.........          34   Chief Engineer

    Information concerning the business experience of Messrs Ogle, Eisenbach, Hopkins and Long is provided under the caption "Election of Directors" above. Set forth below is information concerning the business experience of the other executive officers and key employees of the Company.

    BRYAN F. KEYES has served as Director of Legal and Finance of the Company since April 1993 and as Secretary and Treasurer since December 1994. Mr. Keyes is responsible for all legal matters, vendor and customer financial relations and inventory and cash flow management. From November 1992 to April 1993, Mr. Keyes was self-employed as a financial consultant. From January 1988 to November 1992, Mr. Keyes served as Vice President of Finance and Administration for Trammell Crow Distribution Corporation, a national warehousing and logistics company. From 1972 to 1987, Mr. Keyes was employed by Coopers & Lybrand, where he was a partner from 1980 to 1987. Mr. Keyes is a member of the American Institute of Certified Public Accountants, the Texas Society of CPAs and the State Bar of Texas.

    WILLIAM R. MILFORD has served as Chief Engineer of the Company since July 1996. Mr. Milford served as Senior Hardware Engineer of the Company from November 1992 to June 1996. Prior to joining the Company, Mr. Milford served as an Electronic Systems Engineer at E-Systems, Garland Division, a major defense contractor, from January 1986 to November 1992.

    All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 1996, 1995 and 1994, of the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        -------------
                                                                 ANNUAL COMPENSATION     SECURITIES
                                                                ----------------------   UNDERLYING      ALL OTHER
NAME AND                                                                      BONUS        OPTIONS     COMPENSATION
PRINCIPAL POSITION                                     YEAR     SALARY($)   ($)(1)(2)        (#)          ($)(3)
---------------------------------------------------  ---------  ----------  ----------  -------------  -------------
William E. Ogle....................................       1996  $  200,000  $   96,741       40,000      $   1,974
  Chairman and Chief Executive Officer                    1995  $  175,000  $   79,814       54,000      $   2,685
                                                          1994  $  152,882  $  196,650       --          $   4,000

J. Shane Long (4)..................................       1996  $  212,993  $   55,626       40,000      $   1,150
  Vice President of Sales and Marketing                   1995  $  153,349  $   20,393       31,000      $     975
                                                          1994  $  149,502  $   32,189       --             --

Randall D. Eisenbach...............................       1996  $  177,770  $   83,197       40,000      $   1,746
  Executive Vice President and                            1995  $  150,000  $   28,275       42,000      $   8,148
  Chief Operating Officer                                 1994  $  115,000  $   61,696       --          $   4,000

James L. Hopkins (5)...............................       1996  $  162,066  $   60,463       40,000      $   1,250
  Chief Financial Officer and Vice President              1995  $  108,199  $    7,701       31,000      $   1,917
  of Strategic Marketing

Bryan F. Keyes.....................................       1996  $   97,767  $   27,540        8,000      $     712
  Director of Legal and Finance,                          1995  $   91,267  $   18,678        8,000      $     400
  Secretary and Treasurer                                 1994  $   80,208  $   42,538       --          $  --

------------------------

(1) All amounts reported as bonus for fiscal 1994 were paid pursuant to the Company's former Profit Sharing Plan, which, except for the percentage of pretax income allocated to the Plan and the relative amounts allocated among participants, was substantially identical to the Company's current Profit Sharing Plan. The Company's current Profit Sharing Plan became effective upon the consummation of the Company's initial public offering, and amounts reported as bonus for fiscal 1995 include certain payments that were made pursuant to the former Profit Sharing Plan prior to such consummation.

(2) None of the named executive officers received any perquisites or other personal benefits in fiscal 1994, fiscal 1995 or fiscal 1996 that in the aggregate exceeded the lesser of $50,000 or 10% of such named executive officer's salary and bonus for such year.

(3) Reflects for fiscal 1996 matching contributions made by the Company pursuant to its 401(k) Savings Plan to Messrs. Ogle, Long, Eisenbach, Hopkins and Keyes in the amounts of $1,974, $1,150, $1,746, $1,250 and $712, respectively.

(4) Salary amount includes for fiscal 1994 $60,000 paid as base salary and $89,502 paid as sales commissions, for fiscal 1995 $97,500 paid as base salary and $55,849 paid as sales commissions, and for fiscal 1996 $115,000 paid as base salary and $97,993 paid as sales commissions.

(5) Salary amount includes for fiscal 1995 (beginning January 1, 1995, when Mr. Hopkins was first compensated as an officer of the Company) $91,667 paid as base salary and $16,532 paid as sales commissions, and for fiscal 1996 $125,000 paid as base salary and $37,065 paid as sales commissions.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding options granted during fiscal 1996 to the named executive officers:

                                                                                                 POTENTIAL REALIZABLE
                                           NUMBER OF                                           VALUE AT ASSUMED ANNUAL
                                          SECURITIES     % OF TOTAL                              RATES OF STOCK PRICE
                                          UNDERLYING      OPTIONS      EXERCISE                APPRECIATION FOR OPTION
                                            OPTIONS      GRANTED TO     OR BASE                        TERM (3)
                                            GRANTED     EMPLOYEES IN     PRICE    EXPIRATION   ------------------------
NAME                                        (#)(1)      FISCAL YEAR    ($/SH)(2)     DATE        5% ($)      10% ($)
----------------------------------------  -----------  --------------  ---------  -----------  ----------  ------------
William E. Ogle.........................      40,000          9.8%     $   22.00    10/11/06   $  553,427  $  1,402,493
J. Shane Long...........................      40,000          9.8%     $   22.00    10/11/06   $  553,427  $  1,402,493
Randall D. Eisenbach....................      40,000          9.8%     $   22.00    10/11/06   $  553,427  $  1,402,493
James L. Hopkins........................      40,000          9.8%     $   22.00    10/11/06   $  553,427  $  1,402,493
Bryan F. Keyes..........................       3,000          0.7%     $   10.38     2/22/06   $   19,584  $     49,629
                                               5,000          1.2%     $   22.00    10/11/06   $   69,178  $    175,312

------------------------

(1) All options awarded to Messrs. Ogle, Long, Eisenbach and Hopkins were granted on October 11, 1996 and vest at the rate of 20% per year on each of the first five anniversaries of the date of grant. Of the 8,000 options awarded to Mr. Keyes, 3,000 were granted on February 22, 1996 and 5,000 were granted on October 11, 1996, and all options vest at the rate of 20% per year on each of the first five anniversaries of the dates of grant. The 1995 Long Term Incentive Plan allows for the payment of the exercise price of an option with shares of Common Stock, upon the approval of the Company's Stock Option Committee. In addition, the 1995 Long Term Incentive Plan permits an optionee under certain circumstances to cause the Company to withhold shares issued upon the exercise of an option granted under that plan in payment of the taxes due upon the exercise of such option.

(2) The exercise price per share of all of the options granted to Messrs. Ogle, Long, Eisenbach and Hopkins is $22.00. The exercise price per share of 3,000 of the options granted to Mr. Keyes is $10.38, and the exercise price per share of 5,000 of the options granted to Mr. Keyes is $22.00.

(3) Calculated based on the market price per share of the Common Stock on the date of grant, which in each case equaled the exercise price. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Company Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth in the table will be achieved.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table shows information concerning the number and estimated value of unexercised options held by the named executive officers at fiscal 1996 year-end. No options were exercised by such persons during fiscal 1996:

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                                                   YEAR-END(#)          AT FISCAL YEAR-END ($)(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
William E. Ogle...........................................      10,800        83,200     $  88,605    $   354,418
J. Shane Long.............................................       6,200        64,800     $  56,606    $   226,424
Randall D. Eisenbach......................................       8,400        73,600     $  76,692    $   306,768
James L. Hopkins..........................................       6,200        64,800     $  56,606    $   226,424
Bryan F. Keyes............................................       1,600        14,400     $  14,608    $    90,682

------------------------

(1) Based on the last sale price of $21.13 of the Company's Common Stock on the Nasdaq National Market on October 31, 1996. The exercise prices of the options in this table ranged from $12.00 to $22.00 per share.

EMPLOYMENT AGREEMENTS

    The Company is a party to employment agreements with each of Messrs. Ogle, Eisenbach, Hopkins and Long. Each agreement has a term extending through October 31, 1997, and automatically renews for an additional year on each subsequent October 31, subject to the right of the Company or the employee to terminate the agreement with a 30-day notice prior to the date of renewal. Under the agreements, Messrs. Ogle, Eisenbach, Hopkins and Long will receive base annual salaries in fiscal 1997 of $260,000, $212,000, $180,000 and $160,000, respectively, and each is eligible to receive incentive compensation under the Company's Profit Sharing Plan. The agreements with Messrs. Hopkins and Long also provide for the payment of sales commissions, the amount of which is subject to annual adjustment by the Compensation Committee. Each agreement provides for a severance payment if the agreement is terminated under certain circumstances (including termination of an agreement during the period immediately preceding a renewal date). The amounts of the severance payments are as follows: Mr. Ogle would receive two times the sum of his base annual salary and annualized incentive compensation; Mr. Eisenbach would receive the sum of his base annual salary and annualized incentive compensation; each of Mr. Hopkins and Mr. Long would receive the sum of his base annual salary, annualized incentive compensation and annualized sales commissions. If an agreement is terminated under certain circumstances within 12 months after a change in control of the Company, such agreement also provides for a parachute payment in an amount that is two times the severance payment. For purposes of calculating severance and parachute payments, the employee's base annual salary is equal to the employee's then current base annual salary; the annualized incentive compensation is four times the average of the amount earned in the eight full quarters preceding the termination; and the annualized sales commissions is 12 times the average of the amount earned in the 24 full months preceding the termination. Except in the event of a termination that requires payment of a parachute payment, Messrs. Ogle, Eisenbach, Hopkins and Long also agree not to participate, in any manner, during the term of their respective agreements and for two years thereafter, in the development, manufacture or sale of graphics adapters for desktop PCs or in any other business in which the Company may be engaged at the time of termination of employment.

COMPENSATION OF DIRECTORS

    Prior to its initial public offering, the Company paid each director a fee of $1,000 per meeting and paid advisory director fees of $1,000 per meeting to Messrs. Eisenbach, Hopkins and Wesneski. Beginning in the second quarter of fiscal 1995, the Company stopped paying directors fees for their services as directors, although the Company continues to reimburse directors for all expenses incurred in connection with their activities as directors. Non-Employee Directors of the Company are entitled to receive certain stock option awards under the Company's Stock Option Plan for Non-Employee Directors.

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Before the Company's initial public offering, decisions concerning compensation, including decisions concerning compensation for fiscal 1995, were made by the Company's Board of Directors. At the time such decisions were made concerning compensation for fiscal 1995, the Board of Directors consisted of Mr. Ogle, Mr. Mark S. Sims and Mr. William D. Balthaser, Jr. Mr. Eisenbach also participated in deliberations concerning such compensation. Each of Messrs. Ogle, Eisenbach, Balthaser and Sims served as officers of the Company during fiscal 1995. In March, 1995, the Company's Board of Directors appointed a Compensation Committee comprised of Messrs. Byrne and Wesneski and a Stock Option Committee comprised of Messrs. Byrne and Wesneski, the Company's independent directors.


    Lawrence E. Wesneski, a director of the Company, serves as President and Chief Executive Officer of Hoak Breedlove Wesneski & Co. ("HBW"), the successor pursuant to an acquisition of BW Securities, Inc. ("BWS"), and owns a portion of the equity securities of HBW. Mr. Wesneski served as President of Breedlove Wesneski & Company ("BWC") and its affiliate, BWS, and before the acquisition of BWS, owned a portion of the equity of BWC and BWS. The Company paid BWC and its affiliates $57,922 in fiscal 1996 for the performance of certain services relating to the arrangement of credit facilities for the Company. It is anticipated that HBW or an affiliate thereof will provide financial services to the Company in the future, including participation in the Company's future securities offerings.


CERTAIN TRANSACTIONS

    RIGHT OF FIRST REFUSAL. The Company and Messrs. Ogle, Sims and Balthaser have entered into a Right of First Refusal Agreement providing that if Mr. Ogle, Mr. Sims or Mr. Balthaser proposes to sell any shares of Common Stock registered in his name as of the date of the closing of the Company's initial public offering, then the Company will have a right of first refusal to purchase such shares on terms similar to those proposed. If the Company does not exercise its right to purchase all of the shares of Common Stock proposed to be sold by either Mr. Sims or Mr. Balthaser, then Mr. Ogle will have a right of first refusal to purchase those shares of Common Stock that the Company does not wish to purchase. Mr. Ogle will not participate in any decision by the Company to exercise its right of first refusal to purchase shares proposed to be sold by Mr. Ogle, Mr. Sims or Mr. Balthaser. If the foregoing rights of first refusal are not independently or collectively fully exercised, then the shares not purchased may be sold in accordance with the proposed terms of sale. Notwithstanding the foregoing, the Right of First Refusal Agreement does not restrict the ability of Messrs. Ogle, Sims or Balthaser to sell shares of Common Stock in the public market pursuant to Rule 144 promulgated under the Securities Act.

    CERTAIN PRODUCT SALES. Paul A. Ogle, the father of William E. Ogle, was a Company employee and sales agent for certain products prior to his retirement effective October 15, 1996. Paul Ogle paid to the Company $110,580 in fiscal 1996, in connection with the purchase of products from the Company that he resold to certain customers. The Company sold the products to Mr. Ogle on terms roughly comparable to those provided to other distributors. In addition, the Company paid compensation to Paul Ogle in the amount of $14,410 in fiscal 1996.

    TAX AGREEMENT. As of December 16, 1994, the Company, on the one hand, and Messrs. Ogle, Balthaser and Sims (the "Founding Shareholders"), on the other, (the "parties") entered into a Tax

Allocation and Indemnification Agreement (the "Tax Agreement") relating to their respective income tax liabilities. Since the Company became fully subject to corporate income taxation as a C corporation after its status as an S corporation terminated prior to its initial public offering, the reallocation of income and deductions between the period during which the Company was treated as an S corporation and a period during which the Company was or will be subject to corporate income taxation as a C corporation may increase the taxable income of one party in one period while decreasing that of another party in another period. The Tax Agreement generally provides that the Founding Shareholders will be indemnified by the Company with respect to income taxes (plus interest and penalties) arising due to taxable income shifted from a C corporation taxable year to a taxable year in which the Company was an S corporation, and that the Company will be indemnified by the Founding Shareholders with respect to income taxes (plus interest and penalties) arising due to taxable income shifted from an S corporation taxable year to a C corporation taxable year; provided, however, that only in the case of the Founding Shareholders' obligation to indemnify the Company, such obligation shall be reduced by an amount equal to the federal or state tax benefit (if any) derived by the Company due to the shift of taxable income from a taxable year in which the Company was an S corporation to a C corporation taxable year and shall not exceed the amount, if any, by which (i) the amount of the reduction in the liability for taxes and interest thereon of a Founding Shareholder that results from the shifting of S corporation taxable income to a C corporation taxable year of the Company, exceeds (ii) all reasonable costs incurred by the Founding Shareholder reasonably attributable to securing such reduction in liability for taxes. The Company will also be indemnified by the Founding Shareholders for any federal or state taxes that arise because the Company's status as an S corporation was ineffective, revoked or terminated prior to the termination of the Company's S corporation status. Any payment made by the Company to the Founding Shareholders pursuant to the Tax Agreement may be considered by the Internal Revenue Service or the state taxing authorities to be nondeductible by the Company for income tax purposes.

    S CORPORATION DISTRIBUTION. Prior to its initial public offering, the Company declared a dividend (the "S Corporation Distribution") in an amount equal to its undistributed S corporation earnings through the date immediately prior to the completion of the initial public offering, or approximately $4.2 million (the "Undistributed S Corporation Earnings"), approximately one-half of which was paid in cash to the Founding Shareholders out of the proceeds of the Company's initial public offering. The remaining half of the S Corporation Distribution was distributed to the Founding Shareholders in the form of promissory notes providing for 12 equal monthly payments of both principal and interest and bearing interest at 9%, the prime rate in effect on the date of issuance (the "Founding Shareholder Notes"). The Company paid $700,422 in fiscal 1996 from cash generated from operations in connection with its obligations under the Founding Shareholder Notes. The final payment on the remaining outstanding balance under the Founding Shareholder Notes was made in February 1996.

    FUTURE TRANSACTIONS. The Company has adopted a policy that all transactions between the Company and related parties are subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could be obtained from unrelated third parties.

                        REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executive officers generally are made by the two-member Compensation Committee of the Board. Each member of the Compensation Committee is a Non-Employee Director. All decisions by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the Board. Decisions with respect to awards under certain of the Company's stock-based compensation plans are made solely by the Stock Option Committee, which is composed of the same members as the Compensation Committee, in order for such awards to satisfy Securities Exchange Act Rule 16b-3. Set forth below is a report prepared by Messrs. Byrne and Wesneski in their capacity as the Compensation Committee addressing the Company's compensation policies for fiscal year 1996 as they affected the Company's executive officers, including the Company's Chief Executive Officer, Mr. Ogle.


    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Targeted levels of total executive compensation are generally set at levels that the Compensation Committee believes to be consistent with others in the Company's industry, although actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance. Each year the Compensation Committee commissions a report prepared by an independent consulting firm, which details the compensation of various executive positions for companies comparable to the Company. The Compensation Committee uses this report to assist it in setting compensation for the Company's executives.


    The Compensation Committee is mindful of grants or awards made to the Company's executive officers under the Company's stock-based compensation plans administered by the Stock Option Committee. The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Compensation Committee takes into account these stock-based elements in designing the compensation packages of the Company's executive officers.

    In 1993, Congress amended the Internal Revenue Code to add Section 162(m). This section provides that publicly held companies may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its compensation policies in view of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section and has determined that these provisions will not affect the deductibility of executive compensation for fiscal 1996. It is currently not expected that any part of the Company's deduction for executive compensation will be disallowed for fiscal 1997.

    The three principal components of the Company's non-stock-based compensation program are base salary, sales commissions and profit sharing.

BASE SALARIES

    Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to adjustment on the basis of individual, business unit and corporate performance. Base salaries are generally set at or somewhat below competitive levels, with the result that the Company relies on annual and longer term incentive compensation to attract and retain executive officers of outstanding ability and to motivate them to perform to the full extent of their abilities. The base salaries of the Company's executive officers are kept within a fairly narrow range in an effort to keep the amount of total base salaries under control and otherwise reflect the relatively comparable contributions made by the Company's executive officers to the Company's overall performance.

SALES COMMISSIONS

    The Company pays sales commissions to its sales personnel on a monthly basis. Each year the Company's Chief Executive Officer recommends to the Compensation Committee a sales commission rate to be paid to sales personnel that are executive officers, and this recommendation is subject to the Compensation Committee's review and approval. While the Compensation Committee strives to set sales commission rates that will provide an incentive to maximize Company sales, the Committee also seeks to set rates at a level that will ensure a proper balance between efforts directed toward overall benefit to the Company and the executive's personal compensation.

PROFIT SHARING INCENTIVE PLAN

    Under the Company's Profit Sharing Incentive Plan (the "Profit Sharing Plan"), which is administered by the Compensation Committee, the Company reserves each fiscal quarter an amount equal to 7% of its income before income taxes (as calculated prior to profit sharing expense) (the "Reserve") for the payment of cash bonuses to the Company's employees. Of the total amount of the Reserve, approximately 43% is allocated to the Management Incentive Program and the remaining 57% is allocated to the Employees Incentive Program. The Compensation Committee designates each year those eligible employees who shall share in the Management Incentive Program. The Compensation Committee seeks to designate those employees who make the greatest contribution to the Company's overall effective management to share in the Management Incentive Program. Once designated to share in the Management Incentive Program, each participant receives an award based on the ratio that his base salary bears to the total base salaries of all designated participants. Most of the Company's executive officers currently share in the Management incentive program, with the balance sharing in the other incentive programs.

FISCAL 1996 CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Ogle's compensation for fiscal year 1996 as Chairman and Chief Executive Officer of the Company principally consisted of a base salary and share of the Management Incentive Program under the Profit Sharing Plan. Mr. Ogle's compensation for fiscal year 1996 was based on the executive compensation policies described above. The Compensation Committee set Mr. Ogle's base salary for fiscal 1996 in light of such policies, including consideration of a report prepared by an independent consulting firm detailing the compensation of chief executive officers of companies determined to be comparable to the Company. The Compensation Committee designated Mr. Ogle to participate in the Management Incentive Program based upon the substantial contribution made by Mr. Ogle to the management of the Company. Mr. Ogle's participation in the Management Incentive Program and the Company's strong performance in fiscal 1996 directly determined the amount of bonus paid to Mr. Ogle. Mr. Ogle received other compensation in fiscal 1996 in the amount of $1,974, comprised of the Company's matching contributions under its 401(k) plan.

                                          Submitted by the Compensation
                                          Committee
                                          of the Board of Directors

                                          JAMES J. BYRNE
                                          LAWRENCE E. WESNESKI

                               PERFORMANCE GRAPH

    The following graph compares the annual cumulative total shareholder return on an investment of $100 on February 14, 1995 in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of a similar investment in companies on the Nasdaq Composite Stock Market Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. Peer companies included are Diamond Multimedia Systems, Inc., Number Nine Visual Technology Corporation, ATI Technologies, Inc., Boca Research, Inc. and Creative Technologies, Ltd. The Company is also included in the calculations of peer group cumulative total shareholder return on investment. The peer group index excludes Diamond Multimedia Systems, Inc. and Number Nine Visual Technology Corporation, whose common stock became publicly traded on April 14, 1995 and May 29, 1995, respectively, for the portion of the period covered below that is prior to the date that such companies' stock became publicly traded.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              STBI      NASDAQ      PEER
14-Feb-95     $100.00    $100.00    $100.00
31-Oct-95       83.02     131.04     120.83
31-Oct-96      159.43     154.50      82.86

                           ANNUAL REPORT ON FORM 10-K


    UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM BRYAN F. KEYES, SECRETARY, 1651 NORTH GLENVILLE DRIVE, RICHARDSON, TEXAS 75081.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Richardson, Texas, addressed to the Secretary of the Company, not later than November 14, 1997. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

    At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                              By Order of the Board of Directors

                                                     BRYAN F. KEYES
                                                        SECRETARY

Dated: March 14, 1997

                                                                      APPENDIX A

                               STB SYSTEMS, INC.
                         1995 LONG TERM INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1996)

    1.  PURPOSE

    The STB SYSTEMS, INC. 1995 LONG TERM INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1996) (the "RESTATED PLAN") has been established by STB SYSTEMS, INC. (the "CORPORATION") to:

        (a) Attract and retain key executives and other key employees;

        (b) Motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

        (c) Provide incentive compensation opportunities that are competitive with those of other corporations; and

        (d) Further identify the interests of eligible employees with those of the Corporation's other shareholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation's equity and enhancement of long-term shareholder return.

    2.  SCOPE

    Awards under the Restated Plan may be granted in the form of (i) incentive stock options ("INCENTIVE STOCK OPTIONS") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) non-qualified stock options ("NON-QUALIFIED OPTIONS") (unless otherwise indicated, references in the Restated Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the Common Stock of the Corporation (the "COMMON STOCK") that are restricted as provided in paragraph 12 hereof ("RESTRICTED SHARES") or (iv) units valued based upon the long-term performance of the Corporation as determined pursuant to paragraph 13 hereof ("PERFORMANCE UNITS"). Options may be accompanied by stock appreciation rights ("RIGHTS"). Rights may also be granted without accompanying options. The maximum aggregate number of performance units, shares of Common Stock with respect to which options and restricted shares are granted, and rights granted without accompanying options, which may be awarded from time to time under the Restated Plan shall be 1,000,000 (subject to adjustment as described in paragraph 16 hereof). The maximum number of Shares of Common Stock with respect to which incentive stock options, non-qualified options, restricted shares and performance units may be granted in any one year to any employee shall not exceed 250,000. Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares, authorized and issued shares held in the treasury of the Corporation, or issued shares reacquired by the Corporation, as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") shall from time to time determine. If for any reason (other than surrender of options or Deemed Options (as herein defined) upon exercise of rights as provided in paragraph 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or such restricted shares, shall become available for subsequent awards under the Restated Plan to the extent permitted by the Code and other applicable law.

    3.  EFFECTIVE DATE

    The Plan originally became effective on January 1, 1995 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on December 31, 2004. The Restated Plan was adopted effective on

November 1, 1996. The Restated Plan (and each award granted under the Restated
Plan) will become null and void unless the Restated Plan is approved by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Corporation present, or represented, and entitled to vote at a meeting of shareholders of the Corporation at which a majority of the outstanding shares of the Corporation's voting stock is voted on the proposal to approve the Restated Plan. The agreement relating to each award granted under the Restated Plan prior to approval of the Restated Plan by shareholders as aforesaid shall expressly provide that such award will not be exercisable or payable prior to such approval and that such award will become null and void unless the Restated Plan is approved by the shareholders. Effective November 1, 1996, it is the intent of the Corporation for the Restated Plan to comply with new Rule 16b-3, issued by the Securities and Exchange Commission on May 31, 1996, "New Rule 16b-3.".

    4.  ADMINISTRATION

    (a) The Restated Plan shall be administered, construed and interpreted by the Board of Directors of the Corporation; provided, that the Board of Directors, in its discretion, may delegate any or all of its authority, powers and discretion under the Restated Plan to the Stock Option Committee of the Board of Directors. (All references herein to the "Committee" shall be deemed to refer exclusively to the Stock Option Committee or any successor thereto of the Board of Directors of the Corporation.) Notwithstanding anything in this paragraph 4 to the contrary, the Committee shall consist of two or more "outside directors," as such term is defined under the Treasury Regulations under Code section 162(m), who are also "non-employee directors," as such term as defined under New Rule 16b-3.

    (b) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Restated Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Restated Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

    (c) The Board of Directors shall have plenary authority in its sole discretion and subject to the express provisions of the Restated Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "EXERCISE PRICE"), the term of each option and to change the same, the class or classes of shares of Common Stock to be covered by each option, the Employees (as defined in paragraph 5 hereof) to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the Employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option (as defined in paragraph 9 hereof) corresponding thereto; to grant restricted shares and performance units and to determine the term of the restricted period and appropriate long-term objectives and other conditions applicable to such restricted shares or performance units, the Employees to whom and the time or times at which restricted shares or performance units shall be granted and the number of restricted shares or performance units to be covered by each grant; to interpret the Restated Plan; to prescribe, amend and rescind rules and regulations relating to the Restated Plan; to determine the terms and provisions of the option agreements, and the right, restricted share and performance unit agreements entered into in connection with awards under the Restated Plan; to accelerate outstanding awards and extend the exercisability thereof in its discretion; to prepare and distribute in such manner as the Board of Directors determines to be appropriate information concerning the Restated Plan, and to make all other determinations deemed necessary or advisable for the administration of the Restated Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or such person may have under the Restated Plan; PROVIDED, HOWEVER, that except as authorized in paragraph 4(a) above, the Board of Directors shall not delegate its authority to construe and interpret the

Restated Plan, to determine which Employees may participate in the Restated Plan, or its authority to make grants of options, restricted shares, performance units and rights.

    (d) If appointed, the Committee shall function as follows. The Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member, as the case may be) and advise the Board of Directors of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board of Directors, shall not be responsible for any such action or failure to act.

    (e) All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, the Corporation and all other interested persons. No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Restated Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Restated Plan, consistent with the Corporation's articles of incorporation and bylaws.

    (f) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Board of Directors may grant to an Employee who has been granted an award under the Restated Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Board of Directors may deem appropriate consistent with the provisions of the Restated Plan.

    5.  ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING AWARDS

    (a) Awards shall be granted only to persons who are regular full-time employees (meaning an employee who works thirty (30) hours or more per week for the Corporation) of the Corporation or one or more of its subsidiaries (as defined below) and either are officers of, or in the opinion of the Board of Directors hold key positions in or for, the Corporation or any subsidiary ("Employees"). In determining the Employees to whom awards shall be granted, the number of shares and class or classes of Common Stock with respect to which each award shall be granted, the number of performance units granted by each award, and the terms and conditions of each award, the Board of Directors shall take into account the nature of the Employee's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Board of Directors shall deem relevant in connection with accomplishing the purposes of the Restated Plan. The chief executive officer of the Corporation shall assist the Board of Directors in this determination by making recommendations. An Employee who has been granted an award or awards under the Restated Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options or other applicable law.

    (b) For purposes of this Restated Plan, the term "SUBSIDIARY" means any corporation (other than the Corporation) during any period of which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Corporation. For purposes of this Restated Plan, the term "AFFILIATE" shall have the same meaning as in Rule 12b-2 promulgated under the 1934 Act.

    6.  OPTION PRICE; FAIR MARKET VALUE

    The per share exercise price of each option for shares of Common Stock shall be determined by the Board of Directors, but shall be one hundred percent (100%) of the Fair Market Value on the date the option is granted unless the Board of Directors expressly determines otherwise, subject to the requirements for incentive stock options set forth in paragraph 10 hereof. For purposes of this Restated Plan, the term "FAIR MARKET VALUE PER SHARE" as of any date shall mean, except as provided in paragraph 9(d) hereof, for shares of Common Stock with respect to which restricted shares, options and rights shall be granted, the closing price of such Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the New York Stock Exchange Composite Tape, or if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if such Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of such Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if such Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if such Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board of Directors, or if no such market maker is making a market in such Common Stock, the fair value of such Common Stock as determined in good faith by the Board of Directors by applying generally recognized principles of valuing closely-held securities; PROVIDED, HOWEVER, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 16 hereof. The Board of Directors shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the Employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

    7.  TERM OF OPTIONS

    The term of each option granted under the Restated Plan shall be as the Board of Directors shall determine, but in no event shall any option have a term of more than ten (10) years from the date of grant, subject to earlier termination as provided in paragraphs 14 and 15 hereof. If the holder of an incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

    8.  EXERCISE OF OPTIONS

    (a) Subject to the provisions of this Restated Plan and unless otherwise provided in the option agreement, an option granted under the Restated Plan shall become one hundred percent (100%) vested at the earliest of the Employee's retirement from active employment at or after Retirement Age (as defined in paragraph 14 hereof) or the Employee's death or total and permanent disability (as defined in paragraph 15 hereof). Prior to becoming one hundred percent (100%) vested, each option shall become exercisable in such cumulative installments and upon such events as the Board of Directors may determine in its sole discretion. Subject to the foregoing, the unvested portion of any option or right granted under the Restated Plan shall be forfeited on the date the Employee ceases to be a full-time Employee of the Corporation. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

    (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; PROVIDED, HOWEVER, that an option shall not be exercised at any time as to less than fifty (50) shares (or less than the number of shares of Common Stock as to which the option is then exercisable, if that number is less than fifty (50) shares).

    (c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. If the Corporation shall have a class of its Common Stock registered pursuant to Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an option for such class of Common Stock by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes (subject to the provisions of paragraph 19 hereof).

    (d) No option granted under this Plan prior to the effective date of the Restated Plan and unless otherwise expressly provided in the option agreement, no option granted after the effective date of the Restated Plan, may be exercised prior to the expiration of six (6) months from the date of the award thereof.

    (e) Upon the exercise of an option or portion thereof in accordance with the Restated Plan, the option agreement and such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a shareholder with respect to the Common Stock issued as a result of such exercise.

    9.  AWARD AND EXERCISE OF RIGHTS

    (a) The Board of Directors may grant a right as a primary right or an additional right (each as defined in this paragraph) in the manner set forth in this paragraph 9. A right granted in connection with an option may be granted either at the time the option is granted or, in the case of an option that is not an incentive stock option, thereafter at any time prior to the exercise, termination or expiration of such option. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as defined in paragraph 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable.

    (b) A primary right may be awarded by the Board of Directors either alone or in connection with any option granted under the Restated Plan. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this paragraph 9 to have been accompanied by an option (a "DEEMED OPTION"). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Board of Directors shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Board of Directors, may include any additional terms and conditions that at such time are permitted, to be included in options granted under this Restated Plan. A primary right shall entitle the Employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the Employee determines to surrender) and to receive in exchange, subject to the provisions of the Restated

Plan and such rules and regulations as from time to time may be established by the Board of Directors, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this paragraph is referred to as the "EXERCISE OF A PRIMARY RIGHT." Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the Employee, provided that the Board of Directors shall have sole discretion to approve or disapprove the election of an Insider to receive all or part of a payment in cash (which approval or disapproval may be given at any time after the election to which it relates). Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to paragraph 19 hereof, no payment will be required from the Employee upon exercise of a primary right.

    (c) An additional right may be awarded by the Board of Directors in connection with any option granted under the Restated Plan. An additional right shall entitle the Employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than ten percent (10%) and equal to or less than one hundred percent (100%)) as determined by the Board of Directors at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Board of Directors at the time of the grant of such additional right. If no percentage factor or formula is otherwise specified by the Board of Directors at the time of grant of such additional right, the percentage factor shall be deemed to be one hundred percent (100%). The Board of Directors at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than one hundred percent (100%).

    (d) Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the Restated Plan.

    (e) A right related to an incentive stock option may only be exercised if the Fair Market Value per Share on the exercise date (as determined pursuant to paragraph 6) exceeds the exercise price of the option per share of Common Stock.

    (f) If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option, is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to paragraph 19 hereof, a payment in the amount prescribed by paragraph 9(b) or paragraph 9(c), as the case may be, shall be paid to the Employee in cash.

    10. INCENTIVE STOCK OPTIONS

    (a) The Board of Directors shall designate the Employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the Restated Plan and shall determine the class or classes and the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to regular full-time Employees of the Corporation. In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

    (b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Board of Directors; PROVIDED, HOWEVER, that in no event shall such price be less than one hundred percent 100% of the Fair Market Value Per Share as of the date of grant or one hundred ten percent (110%) of such Fair Market Value Per Share if the holder of the incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary.

    (c) Except as provided in paragraphs 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then a regular full-time Employee of the Corporation or one of its subsidiaries. For this purpose, "SUBSIDIARY" shall include, as under Treasury Regulations Section 1.421-7(h)(3)-(4), example (3), any corporation that is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

    (d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation may amend the provisions of the Restated Plan, and the Corporation and the Employees holding such incentive stock options may agree to amend outstanding option agreements to conform to such amendments.

    11. LIMITED TRANSFERABILITY OF OPTIONS AND RIGHTS

    Incentive stock options granted under the Restated Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and incentive stock options shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option). Effective with respect to non-qualified options and rights granted after the effective date of the Restated Plan, and unless the agreement regarding the award of non-qualified options or rights expressly provides otherwise, non-qualified options and rights may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer. For purposes of this Restated Plan, "Permitted Transferees" shall mean Immediate Family Members of the optionee, trusts for the benefit of such Immediate Family Members, and partnerships in which such optionee and/or such Immediate Family Members are the only partners. The term "Immediate Family Member" shall mean an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption. Otherwise, neither options nor rights, nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, a non-qualified option or right may only be exercised by the optionee, the optionee's guardian or legal representative, or a Permitted Transferee.

    12. AWARD AND DELIVERY OF RESTRICTED SHARES

    (a) At the time an award of restricted shares is made, the Board of Directors shall establish a period or periods of time (each a "RESTRICTED PERIOD") applicable to such award that shall not be more than ten (10) years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Board of Directors may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Board of Directors may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the Employee's death, total and permanent disability (as defined in paragraph

15 hereof), or retirement from active employment at or after the Retirement Age (as defined in paragraph 14 hereof).

    (b) At the time a grant of restricted shares is made to an Employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the Employee's name but shall be held in custody by the Corporation for such Employee's account. The Employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Board of Directors; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Board of Directors; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the Employee ceases to be a regular full-time Employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Board of Directors may, in its sole discretion, register in the name of an Employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the Employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Corporation without further action by the Employee. The Employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 16 hereof.

    (c) Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's Beneficiary (as defined in paragraph 14(b)). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the Employee or the Employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Employee would otherwise be entitled. Subject to paragraph 19 hereof, no payment will be required from the Employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares.

    13. AWARD OF PERFORMANCE UNITS

    (a) At the time an award of performance units is made, the Board of Directors shall prescribe a range of long-term financial or other performance objectives, including minimum, maximum and target objectives of the Corporation ("LONG-TERM OBJECTIVES") during the Incentive Period (as defined in paragraph 13(c) hereof) applicable to such performance units, and shall determine a range of dollar values of each performance unit associated with such range of long-term earnings objectives. If the minimum long-term objective prescribed by the Board of Directors for any performance unit is not achieved or exceeded, then such performance unit shall have no value and no amount shall be payable with respect thereto. If such minimum long-term objective is achieved or exceeded, then the dollar value of all performance units to be paid with respect thereto shall be based upon the level of long-term objective achieved, subject to any maximum performance unit value imposed by the Board of Directors. If during the course of an Incentive

Period there shall occur significant events that were not foreseen in establishing the minimum long-term objective for such Incentive Period and which the Board of Directors expects to have a substantial effect on such objective during such Incentive Period, in its discretion, the Board of Directors may revise such objective.

    (b) Any Employee who is an Employee of the Corporation or a subsidiary as of the Valuation Date (as defined in paragraph 13(c)) with respect to performance units that have been previously awarded to him, shall, if the minimum long-term objective specified in paragraph 13(a) is met, be eligible to receive a cash award equal to the value of such performance units determined pursuant to such paragraph 13(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the Valuation Date of such performance units. Except as otherwise provided in paragraph 14 hereof, any performance units awarded to an Employee during his employment period for which the Incentive Period has not ended shall be forfeited upon the date such employment terminates, and he shall not be entitled to any payment in respect thereof.

    (c) For purposes of the Restated Plan,

        (i) the "INCENTIVE PERIOD" with respect to a performance unit shall be a period beginning on the date such performance unit is granted and lasting for such period, not shorter than two (2) years nor longer than ten years, as the Board of Directors shall designate; and

        (ii) the "Valuation Date" means the last day of the Incentive Period for a performance unit.

    14. TERMINATION OF EMPLOYMENT

    (a) In the event that the employment of an Employee to whom an option or right has been granted under the Restated Plan terminates for any reason (except pursuant to an authorized leave of absence for military or government service as determined by the Board of Directors or as set forth in paragraph 15 hereof), such Employee shall have a period of ninety (90) days following termination of employment in which to exercise any then vested options or rights under the Restated Plan, and at the end of the 90-day period, all rights of such Employee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

    (b) Unless otherwise determined by the Board of Directors, if an Employee to whom performance units have been granted ceases to be an Employee of the Corporation or of a subsidiary prior to the end of the Incentive Period with respect to such performance units for any reason other than death, total and permanent disability or retirement from active employment at or after the Retirement Age, the Employee shall immediately forfeit all such performance units. If an Employee to whom performance units have been granted terminates employment by reason of retirement on or after the Retirement Age, total and permanent disability or death, he shall, if the minimum long-term objectives specified in paragraph 13(a) hereof are met, be eligible to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a) and payable as soon as practicable following the Valuation Date of such performance units. If the Employee terminates employment due to his death or if an Employee who retires from active employment on or after his Retirement Age or terminated employment due to total and permanent disability dies prior to receipt of any such payment, then his designated Beneficiary (as defined below) shall, if the minimum long-term objectives specified in paragraph 13(a) are met, be entitled to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a), and payable as soon as practicable following the Valuation Date of such performance units. In the event that the person designated by the Employee as his Beneficiary shall not be living at the time, or if no designation has been made, then the payment of such cash award shall be made to the estate of the Employee. An Employee's Retirement Age ("RETIREMENT AGE") hereunder is sixty (60). An Employee's "BENEFICIARY" is a person or persons (natural or otherwise) designated by such Employee, pursuant to a written instrument executed by such Employee and filed with the Board of Directors, to receive any benefits payable hereunder in the event of such Employee's death.

    (c) Awards granted under the Restated Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular full-time Employee of the Corporation or any subsidiary thereof. Any option or right, restricted share or performance unit agreement, and any rules and regulations relating to the Restated Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Restated Plan or in any award granted pursuant to the Restated Plan shall confer upon any Employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

    15. DEATH OR TOTAL AND PERMANENT DISABILITY OF EMPLOYEE

    If an Employee to whom an option or right has been granted under the Restated Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the Employee was entitled to do so at the termination of employment (including by reason of death or total and permanent disability), as set forth herein (subject to any restrictions set forth in paragraph 9 with respect to Insiders) by the Employee, legal guardian of the Employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the Employee under the Employee's last will, or by the Employee's personal representatives or distributees, whichever is applicable, at any time within twelve (12) months after the date of the Employee's death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an Employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such Employee under the Employee's last will, or the executor of such Employee's estate, shall only have the right to exercise such option or right, to the extent that the Employee was entitled to do so at the termination of employment, during the period ending twelve (12) months after the date of the Employee's termination of employment by reason of total and permanent disability. For purposes hereof, "TOTAL AND PERMANENT DISABILITY" shall have the meaning set forth in Code Section 22(e)(3) or any successor provision thereto.

    16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

    Notwithstanding any other provision of the Restated Plan, the Board of Directors shall make or provide for such adjustments to the Restated Plan, to the number and classes of shares available thereunder, to the terms and number of shares of Common Stock or other securities available, and/or to the purchase price of a share of Common Stock or other securities available under, any outstanding options, rights, restricted shares or performance units as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors shall make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and performance units, including revision of outstanding options, rights, restricted shares and performance units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, or restricted shares shall be eliminated.

    17. BUSINESS COMBINATIONS.

    The following provisions shall apply unless an Employee's written agreement evidencing an award of options, rights, restricted shares or performance units under the Restated Plan provides otherwise. In the event that, while any options, rights, restricted shares or performance units are outstanding under the Restated Plan, there shall occur (a) a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation (for purposes of this paragraph 17, the Corporation shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Corporation, (c) a transfer of all or substantially all of the assets or shares of stock of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, (d) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act"), other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (e) during any period of two consecutive years commencing on or after April 1, 1995, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period, then, with respect to each option, right, restricted share and performance unit outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another corporation, and without the necessity of any action by the Board of Directors, each such option, right, restricted shares or performance units shall terminate, but (A) each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of shares that are then vested and exercisable, (B) the holder of any right shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent the related option or Deemed Option is exercisable at such time in accordance with its terms, (C) the holder of any additional rights shall be entitled to receive, to the extent the related option is exercised immediately prior to the effective date of such transaction, the full amount of cash he would have been entitled to receive if the related option had been exercised to such extent, to the extent that such additional rights are then vested, and (D) the recipient of any performance unit shall be entitled, immediately prior to the effective date of such transaction, to receive the then vested values under such unit. The unexercised portion of any option, right, Deemed Option or any additional right relating to the unexercised portion of a related option shall be deemed cancelled and terminated as of the effective date of such transaction. Notwithstanding the foregoing, the Board of Directors may provide that upon the occurrence of such events as the Board of Directors shall deem appropriate, all outstanding options, rights, restricted shares and performance units shall become fully vested and exercisable. The term "Excluded Persons" means each of William E. Ogle, William D. Balthaser, Jr. and Mark S. Sims, and any person, entity or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation.

    18. TERMINATION AND AMENDMENT

    The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Restated Plan at any time; PROVIDED, HOWEVER, that an amendment shall be subject to shareholder approval if such approval is required by Rule 16b-3 promulgated under the 1934 Act or under any successor rule, the Code or the rules of any securities exchange or market system on which securities of the Corporation are listed or admitted to trading at the time such amendment is adopted. The Board of Directors may delegate to the Committee all or any portion of its authority under this paragraph 18. If the Restated Plan is terminated, the terms of the Restated Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Restated Plan may, without the consent of the Employee to whom an award shall theretofore have been granted, adversely affect the rights of such Employee under such award.

    19. WITHHOLDING TAX

    (a) The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option or right, or the settlement of a performance unit, under the Restated Plan any taxes required by law to be withheld with respect to such cash payments. Subject to paragraph 19(c) below, where an Employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the Restated Plan, the Corporation shall have the right to require the Employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code
Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Employee to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

    (b) Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the Employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

    (c) In the case of an Employee or other person who is subject to Section 16 of the 1934 Act, all tax withholding obligations shall be satisfied through the withholding or surrender of shares of Common Stock as necessary to comply with
Section 16 of the 1934 Act and the rules and regulations thereunder or to obtain any exemption therefrom.

    20. WRITTEN AGREEMENTS; STOCK LEGENDS

    Each award of options, rights, restricted shares or performance units shall be evidenced by a written agreement, executed by the Employee and the Corporation, which shall contain such restrictions, terms and conditions as the Board of Directors may require, and certificates evidencing shares of Common Stock issued under the Restated Plan shall have conspicuously noted thereon such restrictions on transferability as the Corporation may require in order to ensure compliance with applicable federal and state securities laws and regulations.

    21. EFFECT ON OTHER STOCK PLANS

    The adoption of the Restated Plan shall have no effect on awards made or to be made pursuant to other plans covering Employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.

                                                                      APPENDIX B

                               STB SYSTEMS, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

    SECTION I.  PURPOSE OF PLAN.

    The purpose of this Stock Option Plan for Non-Employee Directors (the "Plan") of STB Systems, Inc., a Texas corporation (the "Corporation"), is to provide present and prospective directors of the Corporation who are not employed by the Corporation with the opportunity to obtain equity ownership interests in the Corporation through the exercise of stock options.

    SECTION II.  PERSONS ELIGIBLE UNDER PLAN.

    Participation in this Plan is limited to non-employee directors. A non-employee director (referred to herein as a "Director") is a director of the Corporation who, at the time stock options are granted to him or her under the Plan, is not an employee of the Corporation or of any subsidiary of the Corporation.

    SECTION III.  ADMINISTRATION.

    This Plan shall be administered by the Board of Directors (the "Board") of the Corporation. The Board shall have discretion, as provided in Section 4, to grant options (the "Options") to purchase shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Shares") under this Plan. Subject to the provisions of this Plan, the Board, in its sole and absolute discretion, is authorized to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

        1. Subject to Section 8, adopt, amend and rescind rules and regulations relating to this Plan;

        2. Determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

        3. Interpret and construe this Plan and the terms and conditions of any Option granted hereunder.

    SECTION IV.  TERMS AND CONDITIONS OF OPTIONS.


    A. AMOUNT AND EXERCISE PRICE OF OPTION GRANTS. The Board may authorize and approve the award of Options to purchase Common Shares to a Director on the date of the Director's election to the Board or at any other time or from time to time, including awards of Options coincident to the Corporation's annual meeting of stockholders (the "Annual Meeting")(the "Date of Grant"). The number of Common Shares subject to each Option shall be determined by the Board in its discretion, in each event subject to adjustment as provided in Section 7. The exercise price for each Option granted pursuant to the Plan shall be determined by the Board, but shall not be less than the par value, $.01 per share, of the Common Shares (the "Exercise Price").


        (b) OPTIONEES. Except as otherwise expressly set forth in this Plan, references in this Plan to "Optionees" shall refer to recipients of Options.

        (c) VESTING OF OPTIONS. The Board may determine in its discretion the terms of each Option granted under this Plan governing vesting and exercisability.

        (d) MANNER OF EXERCISE. Any vested and exercisable Option shall be exercised by the holder thereof or a Permitted Transferee, as herein defined, by giving written notice, signed by such holder or Permitted Transferee, to the Corporation stating the number of Common Shares with respect to which the Option is being exercised, accompanied by payment in full of the applicable aggregate Exercise

    Price. Payment may be made in cash or in Common Shares, valued at the Fair Market Value per share on the date of exercise. "Fair Market Value" shall mean the last sale price per Common Share on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares who is selected by the Board of the Corporation. If the Corporation shall have a class of its Common Shares registered pursuant to Section 12 of the 1934 Act, an option holder or Permitted Transferee may also make payment at the time of exercise of an option for such class of Common Shares by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price. No Option may be exercised with respect to any fractional share and cash shall be paid in lieu of fractional shares. As promptly as practicable following the receipt of a notice hereunder, the Corporation shall issue a stock certificate registered in the name of the Optionee or Permitted Transferee exercising such Option, representing the number of Common Shares issued to such Optionee or Permitted Transferee upon exercise of the Option.


        (e) TERMINATION OR EXPIRATION. Each Option shall expire on the earlier of the tenth anniversary of the Date of Grant or six months after the date the Optionee ceases to be a director of the Corporation.

        (f) LIMITED TRANSFERABILITY. Effective with respect to Options granted after the effective date of the Restated Plan, and unless the agreement regarding the award of Options expressly provides otherwise, Options may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer. For purposes of this Restated Plan, "Permitted Transferees" shall mean Immediate Family Members of the optionee, trusts for the benefit of such Immediate Family Members, and partnerships in which such optionee and/or such Immediate Family Members are the only partners. The term "Immediate Family Member" shall mean an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption. Otherwise, neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, an Option may only be exercised by the Optionee, the Optionee's guardian or legal representative, or a Permitted Transferee.

        (g) PAYMENT OF WITHHOLDING TAXES. If the Corporation is obligated by law to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option (such amount shall be referred to herein as the "Withholding Liability"), the Optionee shall, on the first date upon which the Corporation becomes obligated to pay the Withholding Liability to the appropriate taxing authority, pay the Withholding Liability to the Corporation in full in cash or by check.

        (h) STOCK EXCHANGE REQUIREMENTS, APPLICABLE LAWS. Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (ii) in the opinion of counsel to the Corporation, such issuance or delivery would cause the Corporation to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Corporation is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Corporation. It is the Corporation's intent that this Plan comply in all respects with Rule 16b-3 (together with any successor rule or statute, "Rule 16b-3") of the Securities Exchange Act of 1934, as amended, and any successor rule or statute (the "Act"), and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act and any regulations promulgated thereunder.

        (i) STOCK OPTION AGREEMENT. Each grant of an Option under this Plan shall be evidenced by an agreement duly executed on behalf of the Corporation and the Optionee, dated as of the applicable Date of Grant. Each such agreement shall set forth the number of Common Shares subject to the Option, the Exercise Price and the date upon which the Option or portions thereof become exercisable and shall incorporate by reference the terms and conditions of this Plan.

    SECTION V.  STOCK SUBJECT TO PLAN.

    A. The maximum number of Common Shares that may be issued pursuant to all Options granted under this Plan is 100,000, subject to adjustment as provided in
Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the "Share Limitation").

    B. Notwithstanding Section 4(a) of this Plan, no Option shall be granted under this Plan unless, on the Date of Grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Option, plus (ii) the number of Common Shares that have previously been issued pursuant to the exercise of Options granted under this Plan, plus (iii) the maximum number of Common Shares that may be issued at any time thereafter pursuant to the exercise of Options granted under this Plan that are outstanding on such date, does not exceed the Share Limitation.

    SECTION VI.  DURATION OF PLAN.

    A. No Options shall be granted under this Plan after December 31, 2004. Although Common Shares may be issued after December 31, 2004 pursuant to Options granted prior to such date, no Common Shares shall be issued under this Plan after December 31, 2014.

    SECTION VII.  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION.

    If the outstanding securities of the class then subject to this Plan are increased, decreased, changed into or exchanged for a different number or kind of shares of the Corporation through reorganization, recapitalization, reclassification stock dividend, stock split or reverse stock split, upon proper authorization of the Board, an appropriate and proportionate adjustment shall be made in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan, (b) the type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan, and (c) the purchase price of the shares or other securities that may be issued pursuant to Options theretofore granted under this Plan.

    SECTION VIII.  AMENDMENT AND TERMINATION OF PLAN.

    The Board may amend or terminate this Plan at any time and in any manner. However, (a) no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto, and
(b) no such amendment shall be effective without the approval of the stockholders of the Corporation, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Act, or the applicable rules of any securities exchange.

    SECTION IX.  BUSINESS COMBINATIONS.

    In the event that, while any Options are outstanding under this Plan, there shall occur (a) a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation (for purposes of this Section 9, the Corporation shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Corporation, (c) a transfer of all or substantially all of the assets or shares of stock of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, (d) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Act, other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (e) during any period of two consecutive years commencing on or after April 1, 1995, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period, then, with respect to each Option outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another corporation, and without the necessity of any action by the Board, each such Option shall terminate, but each holder of an outstanding Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the Option. The unexercised portion of any Option shall be deemed cancelled and terminated as of the effective date of such transaction. The term "Excluded Persons" means each of William E. Ogle, William D. Balthaser, Jr. and Mark S. Sims, and any person, entity or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation.

    SECTION X.  EFFECTIVE DATE OF RESTATED PLAN.

    This Plan was originally effective as of January 1, 1995. The provisions of this Restated Plan shall be effective as of January 1, 1997; provided, however, that no Common Shares shall be issued under the Restated Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Texas.

    SECTION XI.  NO RIGHTS AS STOCKHOLDER AND RIGHTS OF DIRECTORS.

    Neither the recipient of an Option under this Plan nor an Optionee's successor or successors in interest nor Permitted Transferees shall have rights as a stockholder of the Corporation with respect to any Common Shares subject to an Option granted to such person until the date of issuance of a stock certificate for such Common Shares. Neither this Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

    SECTION XII.  GOVERNING LAW.

    This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of Texas.

                                                                      APPENDIX C



                               STB SYSTEMS, INC.
                              AMENDED AND RESTATED
                                ARTICLE FOUR OF
                           ARTICLES OF INCORPORATION
                                  ARTICLE FOUR



    AUTHORIZED SHARES. The aggregate number of shares of capital stock that the corporation shall have authority to issue is twenty-seven million (27,000,000) shares, of which twenty-five million (25,000,000) shares shall be designated as "Common Stock" and two million (2,000,000) shares shall be designated as "Preferred Stock." All of such shares shall be of the par value of $.01 per share.



COMMON STOCK:



a. DIVIDENDS. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock or other securities of the corporation.



b. VOTING RIGHTS. At every annual or special meeting of shareholders of the corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the corporation.



c. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of the preferential amounts, if any, to which the holders of the Preferred Stock may be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the corporation.



    PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitation, or restrictions thereof.

                                                                      APPENDIX D


                          PLAN AND AGREEMENT OF MERGER

    THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") dated as of            ,
1997, is made and entered into by and between STB Systems, Inc., a Texas corporation ("STB Texas"), and STB Systems, Inc., a Delaware corporation ("STB Delaware").

                              W I T N E S S E T H:

    WHEREAS, STB Texas is a corporation organized and existing under the laws of the State of Texas, having been incorporated on December 8, 1981; and

    WHEREAS, STB Delaware is a wholly-owned subsidiary corporation of STB Texas,
having been incorporated on            , 1997; and

    WHEREAS, the respective Boards of Directors of STB Texas and STB Delaware have determined that it is desirable to merge STB Texas into STB Delaware (hereinafter the "Merger");

    NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that STB Texas shall be merged into STB Delaware upon the terms and conditions set forth.

                                   ARTICLE I

                                     MERGER

    On the effective date of the Merger (the "Effective Date") as provided herein, STB Texas shall be merged into STB Delaware, the separate existence of STB Texas shall cease and STB Delaware (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name of STB Systems, Inc. by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Corporation Trust Center, 1209 Orange Street, in the County of New Castle, in the City of Wilmington, Delaware 19801.

                                   ARTICLE II

             CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

    The name of the Surviving Corporation shall be "STB Systems, Inc." The Certificate of Incorporation of the Surviving Corporation as in effect on the date hereof shall be the Certificate of Incorporation of STB Delaware (the "Delaware Charter") without change unless and until amended in accordance with
Article VIII of this Agreement or otherwise amended in accordance with applicable law, except that Article FOURTH of the Delaware Charter shall be amended to read as follows:


       "FOURTH: The total number of shares of Common Stock that the Corporation shall have authority to issue is ***** million (*****) shares, and the par value of each such share is one cent ($.01). Holders of shares of Common Stock shall have no subscription or conversion rights for any other securities of the Corporation. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is two million (2,000,000) shares, and the par value of each such share is one cent ($.01). Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of

       Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. Holders of shares of capital stock of the Corporation shall have no preemptive rights."

------------------------


***** The number of authorized shares of Common Stock of STB-Delaware will be the same as that of the number of authorized shares of Common Stock of STB Texas on the Effective Date. Therefore, if the shareholders of STB-Texas approve "Proposal Four" set forth in STB-Texas' Proxy Statement relating to the Annual Meeting of Shareholders to be held on April 17, 1997, then the number of authorized shares of Common Stock shall be 25,000,000, and if the shareholders of STB-Texas do not approve "Proposal Four" then the number of authorized shares of Common Stock shall be 20,000,000.


                                  ARTICLE III

                      BY-LAWS OF THE SURVIVING CORPORATION

    The By-laws of the Surviving Corporation as in effect on the date hereof shall be the By-laws of STB Delaware (the "Delaware By-laws") without change unless and until amended in accordance with applicable law.

                                   ARTICLE IV

             EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

    4.1 On the Effective Date, each outstanding share of common stock of STB Texas, par value $.01 per share (the "Common Stock"), other than the shares, if any, for which appraisal rights shall be perfected under Articles 5.12 and 5.13 of the Texas Business Corporation Act ("TBCA"), shall be converted into one share of STB Delaware common stock, par value $.01 per share (the "Delaware Common Stock"), and each outstanding share of Delaware Common Stock held by STB Texas shall be retired and cancelled. The shares of Delaware Common Stock shall be identical to the shares of Common Stock in all other aspects.

    4.2 All options and rights to acquire the Common Stock under STB Texas' 1995 Long Term Incentive Plan, as amended, 1995 Employee Stock Option Purchase Plan, as amended, Stock Option Plan for Non-Employee Directors, as amended, and under all other outstanding options, warrants or rights outstanding on the Effective Date will automatically be converted into equivalent options and rights to purchase the same number of shares of Delaware Common Stock.

    4.3 After the Effective Date, certificates representing shares of the Common Stock will represent shares of Delaware Common Stock and upon surrender of the same to the transfer agent for STB Delaware, the holder thereof shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Delaware Common Stock into which such shares of Common Stock shall have been converted pursuant to Article 4.1 of this Agreement.

                                   ARTICLE V

                        CORPORATE EXISTENCE, POWERS AND
                      LIABILITIES OF SURVIVING CORPORATION

    5.1 On the Effective Date, the separate existence of STB Texas shall cease. STB Texas shall be merged with and into STB Delaware, the Surviving Corporation, in accordance with the provisions of this Agreement. Thereafter, STB Delaware shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; all singular rights, privileges, powers and franchises of STB Texas and STB Delaware, and all property, real, personal and mixed and all debts due to each of them on whatever account, shall be vested in STB Delaware; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of STB Delaware, the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise, vested in STB Texas and STB Delaware, or either of them, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon the property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of STB Texas, shall thenceforth attach to STB Delaware, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

    5.2 STB Texas agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest of STB Texas and otherwise to carry out the intent and purposes of this Agreement.

                                   ARTICLE VI

                OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

    6.1 Upon the Effective Date, the officers and directors of STB Texas shall become the officers and directors of STB Delaware, and such persons shall hold office in accordance with the Delaware By-laws until their respective successors shall have been appointed or elected.

    6.2 If upon the Effective Date, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner provided by the Delaware By-laws.

                                  ARTICLE VII

                               DISSENTING SHARES

    Holders of shares of Common Stock who have complied with all requirements for perfecting their rights of appraisal set forth in Articles 5.12 and 5.13 of the TBCA shall be entitled to their rights under Texas law.

                                  ARTICLE VIII

                   APPROVAL BY SHAREHOLDERS, EFFECTIVE DATE,
                  CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

    8.1 Soon after the approval of this Agreement by the requisite number of shareholders of STB Texas, the respective Boards of Directors of STB Texas and STB Delaware will cause their duly authorized officers to make and execute Articles of Merger and a Certificate of Ownership and Merger or other applicable certificates or documentation effecting this Agreement and shall cause the same to be filed with the Secretaries of State of Texas and Delaware, respectively, in accordance with the Texas Business Corporation Act (the "TCBA") and the Delaware General Corporation Law (the "DGCL"), the Effective Date shall be the date on which the Merger becomes effective under the TBCA or the date on which the Merger becomes effective under the DGCL, whichever occurs later.

    8.2 The Boards of Directors of STB Texas and STB Delaware may amend this Agreement and the Delaware Charter at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of STB Texas may not (i) change the assessment or type of shares to be received in exchange for or on conversion of the shares of the Common Stock or the shares of the Preferred Stock, (ii) change any term of the terms and conditions of this Agreement if such change would adversely affect the holders of the Common Stock or the holders of the Preferred Stock.

                                   ARTICLE IX

                             TERMINATION OF MERGER

    This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of STB Texas and STB Delaware.

                                   ARTICLE X

                                 MISCELLANEOUS

    In order to facilitate the filing and recording of the Agreement, this Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Chief Executive Officers and Secretaries, all as of the day and year first above written.

                                          STB SYSTEMS, INC., a Texas corporation

                                          By

                                            ------------------------------------

                                             CHIEF EXECUTIVE OFFICER

ATTEST:

---------------------------------------------

SECRETARY

                                          STB SYSTEMS, INC., a Delaware
                                          corporation

                                          By

                                            ------------------------------------

                                             CHIEF EXECUTIVE OFFICER

ATTEST:

---------------------------------------------

SECRETARY

                                                                      APPENDIX E


                          CERTIFICATE OF INCORPORATION
                                       OF
                               STB SYSTEMS, INC.

    The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

    FIRST: The name of the corporation is STB Systems, Inc. (the "Corporation").

    SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: The total number of shares of Common Stock that the Corporation shall have authority to issue is one thousand (1,000) shares, $.01 par value per share. Holders of shares of Common Stock shall have no preemptive rights or other subscription or conversion rights for any other securities of the Corporation.*

    FIFTH: The right to cumulate voting is hereby expressly denied.

    SIXTH: No action may be taken by the stockholders of the Corporation except at a regular or special meeting of all stockholders entitled to vote thereon unless a written consent or consents authorizing the taking of such action is signed by the holders of all the outstanding stock of the corporation.

    SEVENTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders of the Corporation or until their successors are elected and qualify are as follows:

NAME                       MAILING ADDRESS
-------------------------  ------------------------------------------------------------------------------------
William E. Ogle            1651 North Glenville Drive, Richardson, Texas 75081

Randall D. Eisenbach       1651 North Glenville Drive, Richardson, Texas 75081

James L. Hopkins           1651 North Glenville Drive, Richardson, Texas 75081

J. Shane Long              1651 North Glenville Drive, Richardson, Texas 75081

James L. Byrne             6524 Clubhouse Circle, Dallas, Texas 75240

Lawrence E. Wesneski       One Galleria Tower, 13355 Noel Road, Suite 1650, Dallas, Texas 75240

    EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

    NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

------------------------


* The Plan and Agreement of Merger between STB Systems, Inc., a Texas corporation ("STB-Texas"), and the Corporation provides for the amendment of this Article to provide, among other things, that the number of shares of authorized Common Stock and Preferred Stock of the Corporation shall be the same as that of STB-Texas on the effective date of the merger of STB-Texas into the Corporation.

    TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors to the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    ELEVENTH: The Corporation shall indemnify each director or officer of the Corporation who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145. In addition, the Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section. The Corporation shall promptly make or cause to be made in accordance with its Bylaws and with applicable law any determination which Section 145 requires.

    TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    THIRTEENTH: The name and mailing address of the incorporator is John B. McKnight at Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201.

    IN WITNESS WHEREOF, I have signed this Certificate this     day of
         , 1997.

                                          --------------------------------------

                                          John B. McKnight, Incorporator

                                                                      APPENDIX F


                         TEXAS BUSINESS CORPORATION ACT

ARTICLE 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

    A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act.

        (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

    B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class of shares which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

ARTICLE 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE
ACTIONS

    A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for the payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

            (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

    B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

    C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

    D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning ninety-one (91) days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

    E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

    F. The provisions of this Article shall not apply to a merger if, on the date of the filling of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

    G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ARTICLE 5.13.  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

    A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

    B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

    C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares of before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the times provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to
Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                     PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               STB SYSTEMS, INC.


     The undersigned hereby appoints William E. Ogle and Randall D. Eisenbach, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of STB Systems, Inc. held of record by the undersigned on March 7, 1997 at the Annual Meeting of Shareholders to be held on April 17, 1997, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED HEREON. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS.


                          (PLEASE SEE REVERSE SIDE)



--------------------------------------------------------------------------------
                           ^FOLD AND DETACH HERE^

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Please mark
                                                                                                                 your votes as  /X/
                                                                                                                 indicated in
                                                                                                                 this example

1. To elect seven Directors:                INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR     2. Proposal to approve amendment
                                            ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH         of the 1995 Long Term Incentive
     FOR all nominees        WITHHOLD       THE NOMINEE'S NAME IN THE LIST BELOW:                 Plan.
    listed to the right      AUTHORITY
   (except as marked to   to vote for all   William E. Ogle, Randall D. Eisenbach, James L.         FOR    AGAINST   ABSTAIN
       the contrary)      nominees listed   Hopkins, J. Shane Long, Lawrence E. Wesneski,           / /      / /       / /
                                            James J. Byrne, Dennis G. Sabo
           / /                  / /

3. Proposal to approve amendment of the     4. Proposal to increase        5. Proposal to change the   6. Proposal to ratify
   Stock Option Plan for Non-Employee          the number of shares of        state of incorporation      the Board of Directors
   Directors.                                  authorized Common Stock        of the company from         selection of independent
                                               from 20,000,000 to             Texas to Delaware.          auditors.
                                               25,000,000.
        FOR  AGAINST  ABSTAIN                  FOR  AGAINST  ABSTAIN          FOR  AGAINST  ABSTAIN       FOR  AGAINST  ABSTAIN
        / /    / /      / /                    / /    / /      / /            / /    / /      / /         / /    / /      / /

7. In their discretion to
   vote upon such other                                                                    DATED:                          , 1997
   business as may properly                                                                      --------------------------
   come before the meeting.
                                                                                           --------------------------------------
                                                                                                  (SIGNATURE OF SHAREHOLDER)

                                                                                           --------------------------------------
                                                                                                 (SIGNATURE IF HELD JOINTLY)

                                                                                           PLEASE SIGN EXACTLY AS NAME APPEARS
                                                                                           HEREON.  WHEN SHARES ARE HELD BY
                                                                                           JOINT TENANTS BOTH SHOULD SIGN. WHEN
                                                                                           SIGNING AS ATTORNEY, EXECUTOR,
                                                                                           ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                                           PLEASE GIVE FULL TITLE AS SUCH,  IF A
                                                                                           CORPORATION, PLEASE SIGN FULL CORPORATE
                                                                                           NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                                           OFFICER.  IF A PARTNERSHIP, PLEASE SIGN
                                                                                           IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

------------------------------------------------------------------------------------------------------------------------------------
                                                      ^FOLD AND DETACH HERE^